REVOLVING CREDIT LOAN AGREEMENT
between
TCF NATIONAL BANK,
a national banking association,
as Lender
and
SSG MILLBROOK LLC, a New York limited liability company,
SSG CLINTON LLC, a New York limited liability company,
SSG FISHERS LLC, a Delaware limited liability company, and
SSG LIMA LLC, a Delaware limited liability company
collectively as Borrower
Dated as of December 20, 2018

TABLE OF CONTENTS
Page
1. DEFINITIONS AND INTERPRETATION.
1.1 Exhibits Incorporated
1.2 Defined Terms
1.3 Singular and Plural Terms
1.4 Accounting Principles
1.5 References and Other Terms
2. THE LOAN; RESERVES.
2.1 Agreement to Borrow and Lend
2.2 Loan Advances Evidenced by Note
2.3 Calculation of Interest
2.4 Payments of Interest and Principal
2.5 Default Rate
2.6 Late Charge
2.7 Prepayment.
2.8 Release of Property
2.9 Sanctions Laws and Regulations.
2.10 Use of Proceeds.
2.11 Intentionally Omitted.
2.12 Loan Fees.
3. CONDITIONS TO CLOSING.
3.1 Closing Deliveries
3.2 Truthfulness of Statements as of Closing
3.3 Termination of Agreement
4. DISBURSEMENTS.
4.1 Loan Disbursement
4.2 Expenses and Advances Secured by Mortgage
4.3 Acquiescence not a Waiver
5. REPRESENTATIONS AND WARRANTIES
5.1 Formation, Qualification and Compliance.
5.2 Financial and Other Information
5.3 No Material Adverse Change
5.4 Tax Liability
5.5 Usury
5.6 Title to Property; Survey
5.7 Utility Services
5.8 Leases
5.9 Rights of Others
5.10 Name and Principal Place of Business
5.11 Delivery of Documents
5.12 ERISA
5.13 No Prohibited Persons.
5.14 Foreign Person
5.15 No Defenses
5.16 Defense of Usury
5.17 No Conflict/Violation of Law
5.18 Consents Obtained
5.19 No Litigation
5.20 Fraudulent Conveyance
5.21 Investment Company Act
5.22 Misstatements of Fact
5.23 Homestead
5.24 Personal Property
5.25 Single Asset Real Estate
5.26 Government Regulation
5.27 Continuing Nature of Representations and Warranties
6. MAINTENANCE, OPERATION, PRESERVATION AND REPAIR OF PROPERTY
6.1 Alterations and Repair
6.2 Compliance
6.3 Changes in Property Restrictions
7. OTHER AFFIRMATIVE COVENANTS
7.1 Existence and Control
7.2 Protection of Liens
7.3 Notice of Certain Matters
7.4 Further Assurances
7.5 Financial Statements; Access to Business Information
7.6 Books and Records
7.7 Project Accounts
7.8 Keeping Guarantor Informed
7.9 Single Purpose Entity
7.10 Additional Banking Laws
7.11 Intentionally Omitted
7.12 Taxes.
8. OTHER NEGATIVE COVENANTS
8.1 Liens on Property
8.2 Liens on Personal Property
8.3 Removal of Personal Property
8.4 Organizational Documents
8.5 Management Agreement
8.6 Limitations on Additional Indebtedness; Other Prohibited Transactions
8.7 Distributions
8.8 Guarantor’s Financial Covenants
8.9 Debt Service Coverage Ratio
8.10 Leasing
8.11 Intentionally Omitted
8.12 Updated Appraisals
9. INSURANCE, CASUALTY AND CONDEMNATION
9.1 Insurance Coverage
9.2 Casualty Loss; Proceeds of Insurance
9.3 Condemnation and Eminent Domain
9.4 Disbursement of Insurance Proceeds and Awards
10. DEFAULTS AND REMEDIES
10.1 Events of Default
10.2 Remedies Upon Default
10.3 Cumulative Remedies, No Waiver
11. EXPANSION PROJECTS
12. MISCELLANEOUS.
12.1 Nonliability.  Borrower acknowledges and agrees that:
12.2 Indemnification of the Lender
12.3 Reimbursement of Lender
12.4 Obligations Unconditional and Independent
12.5 Notices
12.6 Survival of Representations and Warranties
12.7 No Third Parties Benefited
12.8 Binding Effect, Assignment of Obligations
12.9 Counterparts
12.10 Prior Agreements; Amendments; Consents
12.11 Governing Law
12.12 Severability of Provisions
12.13 Headings
12.14 Conflicts
12.15 Time of the Essence
12.16 Participations, Pledges and Syndication and Securitization
12.17 Rights to Share Information
12.18 Pledge to Federal Reserve
12.19 Guaranties Unsecured
12.20 JURY WAIVER
12.21 JURISDICTION AND VENUE
12.22 Right of Setoff
12.23 Times
12.24 Joint and Several Liability
12.25 Continuing Event of Default
12.26 Edward Jones SNDA

EXHIBITS
A - LEGAL DESCRIPTION
B - PERMITTED ENCUMBRANCES
C - LOAN DOCUMENTS
D - INSURANCE REQUIREMENTS
E - FORM OF BORROWER COMPLIANCE CERTIFICATE
F - FORM OF GUARANTOR COMPLIANCE CERTIFICATE
G - INTENTIONALLY OMITTED
H - ORGANIZATIONAL CHART
I - INTENTIONALLY OMITTED
J - INTENTIONALLY OMITTED
K - FORM OF DISBURSEMENT REQUEST
L - INTENTIONALLY OMITTED
M - INTENTIONALLY OMITTED

REVOLVING CREDIT LOAN AGREEMENT
THIS REVOLVING CREDIT LOAN AGREEMENT (the “Agreement”) is executed as of December 20, 2018, by and between TCF NATIONAL BANK, a national banking association (“Lender”), and SSG MILLBROOK LLC, a New York limited liability company (“SSG Millbrook”), SSG CLINTON LLC, a New York limited liability company (“SSG Clinton”), SSG FISHERS LLC, a Delaware limited liability company (“SSG Fishers”), and SSG LIMA LLC, a Delaware limited liability company (“SSG Lima”) (SSG Millbrook, SSG Clinton, SSG Fishers, and SSG Lima are individually, collectively, jointly and severally and together with each of their permitted successors and assigns referred to herein as the “Borrower”).
RECITALS:
A. Borrower is on the date of this Agreement the holder of fee simple title to the real estate legally described on Exhibit A attached hereto and commonly known as 3814 Route 44 and 3826 Route 44, Millbrook, NY 12545 (the “New York Land”), 6 Heritage Park Road, Clinton CT 06413 (the “Connecticut Land”), 13942 E. 96th Street, McCordsville, IN 46055 (the “Indiana Land”), and Tax Parcel 36-2311-01-022.000 (Tracts I – III only), Lima, Ohio 45805 (the “Ohio Land”, and collectively with the New York Land, the Connecticut Land, and the Indiana Land, and together with all easements and other rights appurtenant thereto, the “Land”).
B. Borrower has applied to Lender for a loan for the purpose of providing Advances, subject to the conditions herein set forth, to be utilized to pay for certain costs incurred in future acquisitions of new properties, and as otherwise set forth in Section 2.10 below, and Lender is willing to make the loan upon the terms and conditions hereinafter set forth.
NOW, THEREFORE, in consideration of the above premises, and the mutual covenants and agreements set forth herein, and for one dollar and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1. DEFINITIONS AND INTERPRETATION.
1.1 Exhibits Incorporated.  All exhibits to this Agreement, as now existing and as the same may from time to time be modified, are fully incorporated herein by this reference.
1.2 Defined Terms.  All capitalized terms used in this Agreement and not otherwise defined in this Agreement shall have the following meanings:
“Advance” – An advance of Loan Funds by the Lender to the Borrower pursuant to Section 4.1 hereof.
“Affiliate” means, with respect to any Person (i) any Person directly or indirectly Controlling, Controlled By, or Under Common Control With such Person, (ii) any Person owning or controlling ten percent (10%) or more of the outstanding voting interests of such Person, (iii) any officer, director, or general partner of such Person, (iv) any Person who is an officer, director, general partner, trustee, or holder of ten percent (10%) or more of the voting interest of any Person described in clauses (i) through (iii) of this sentence, (v) any Person related by birth or marriage to such Person, and (vi) any entity having indebtedness now or hereafter owed to Lender which is guaranteed by such Person, provided, however, that notwithstanding the foregoing to the contrary, and with respect to a publically traded corporation, no Person owning shares of such publically traded corporation shall be considered an “Affiliate” thereof.
“Applied Debt Service” means the payments of principal and interest that would be due and payable on the Loan during a twelve (12) month period, assuming required monthly principal and interest payments that would be necessary to fully amortize the full Loan Amount over a twenty-five year period at an interest rate per annum equal to the higher of (i) the Interest Rate (as defined in the Note), (ii) the Ten-Year Treasury Rate, plus two and one half percent (2.50%), or (iii) six percent (6.00%) per annum in effect on the date the Applied Debt Service is determined.
“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to Borrower or Guarantor from time to time concerning or relating to bribery or corruption.
“Applicable Laws” means all laws, statutes, ordinances, rules, regulations, judgments, decrees or orders of any state, federal or local Governmental Authority which are applicable to each Borrower, the Guarantor and/or the Property.
“Appraisal” means a written statement setting forth an opinion of the market value of the Land and the Improvements that (a) has been independently and impartially prepared by a qualified appraiser directly engaged by the Lender or its agent, (b) complies with all applicable federal and state laws, regulations, and guidelines dealing with appraisals or valuations of real property, and (c) has been reviewed as to form and content and approved by the Lender, in its sole discretion.
“Assignment of Leases” means collectively the (i) Assignment of Rents and Leases with respect to Leases of the New York Land and any applicable Improvements (the “New York ALR”), (ii) Assignment of Rents and Leases with respect to Leases of the Connecticut Land and any applicable Improvements (the “Connecticut ALR”), (iii) Assignment of Rents and Leases with respect to Leases of the Indiana Land and any applicable Improvements (the “Indiana ALR”), and (iv) Assignment of Rents and Leases with respect to Leases of the Ohio Land and any applicable Improvements (the “Ohio ALR”), all of even date herewith executed by each Borrower in favor of Lender.
“Borrower Compliance Certificate” means a certificate in the form attached hereto as Exhibit E executed by Borrower.
“Borrower Entity Documents” means the Operating Agreement and the articles of organization or certificate of formation, as applicable, of each Borrower.
“Business Day” means any day other than a Saturday, Sunday, federal holiday or other day on which banks in Illinois are authorized or required to be closed except that, with respect to all notices and determinations in connection with the LIBOR Rate (as defined in the Note), “Business Day” means any day (other than a Saturday or Sunday) on which commercial banks are open for general business in London, England, including for dealings in foreign exchange and foreign currency deposits.
“Closing” means the execution and delivery of the Loan Documents and the satisfaction of all conditions required in Section 3.1 hereof.
“Code” means the Internal Revenue Code of 1986, as amended.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Constituent Entities” has the meaning set forth in Section 3.1(k)(iii).
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controls”, “Controlling”, “Controlled By” and “Under Common Control With” have meanings correlative thereto.
“Debt Service Coverage Ratio” means, as of any determination date, the ratio of NOI to Applied Debt Service.
“Default” means the occurrence of any event, circumstance or condition which constitutes a breach of or a default under this Agreement or any other Loan Document and which, after the giving of any required notice and/or the passage of any applicable cure period, would constitute an Event of Default under this Agreement or any other Loan Document.
“Default Rate” shall have the meaning set forth in the Note.
“Designated Persons” means a Prohibited Person or any person or entity in which a Prohibited Person has 10% or greater ownership interest or that is otherwise Controlled by an Prohibited Person.
“Dollars” or “$” refers to the lawful money of the United States of America.
“Environmental Audit” means a Phase I Environmental Site Assessment addressed and certified to Lender and performed by a qualified licensed engineer or certified environmental/industrial hygienist in strict conformance and compliance with U.S. Environmental Protection Agency rules and regulations establishing “all appropriate inquiries” and with the current Standard Practice for Environmental Site Assessment Process, ASTM Standard E1527-13 and a findings and conclusions section consistent with the applicable section of ASTM Standard E1527-13 and any additional investigations and analysis necessary for the consultant to conclude there are no such “Recognized Environmental Conditions”, as defined in current ASTM Standard E1527-13, associated with the Property.
“Environmental Indemnity Agreement” means that certain Environmental Indemnity Agreement dated as of even date herewith executed by Borrower and each Guarantor for the benefit of Lender.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.
“Event of Default” means any event so designated in Section 10.1, or any other section or provision, of this Agreement.
“Executive Order” has the meaning set forth in the definition of “Sanctions Laws and Regulations.”
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
“Governmental Authority” means the government of the United States of America, any applicable political subdivision thereof, whether state or local, and any applicable agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Guarantor Compliance Certificate” means a certificate in the form of Exhibit F attached hereto executed by Guarantor.
“Guarantor” means Global Self Storage, Inc., a Maryland corporation, and any Person who now or hereafter partially or fully guarantees the payment or performance of any Obligation to Lender under any Loan Document.
“Guarantor’s Financial Covenants” means the requirement that until the Loan is repaid in full:
(a) the Guarantor owns solely in its own name Liquid Assets having a value of not less than $1,000,000.00, determined annually on December 31;
(b) the Guarantor maintains a Total Liabilities to Total Equity Ratio of not greater than 1.00 to 1.00, determined annually on December 31; and
(c) the Guarantor maintains an Interest Coverage Ratio of not less than 1.75 to 1.00, determined annually on December 31.
“Guaranty” means, collectively, all guaranties required pursuant to this Agreement and all guaranties pursuant to which any Person now or hereafter partially or fully guarantees the payment or performance of any Obligations to Lender under any Loan Document, and initially means the Guaranty of Payment dated as of even date herewith given by Guarantor in favor of Lender.
“Guarantor Fiscal Year” shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the Term.
“Hazardous Substances” has the meaning given that term in the Environmental Indemnity Agreement.
“HVCRE” means High Volatility Commercial Real Estate as defined in the Basel III Final Rule as published in 78 Fed Reg. 62, 165 (October 11, 2013) as amended, modified, supplemented or replaced.
“Improvements” means all buildings and other improvements and fixtures now or hereafter comprising any portion of the Property.
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien on property owned or acquired by such Person, whether or not the indebtedness secured thereby has been assumed, (g) all guarantees by such Person of indebtedness of others, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, and (j) all Swap Obligations of such Person.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
“Interest Expense” means, with reference to any period, the sum of all interest charges (including imputed interest charges with respect to capitalized lease obligations and all amortization of debt discount and expense) of the Guarantor for such period determined in accordance with GAAP.
“Interest Rate” has the meaning provided for in the Note.
“Interest Coverage Ratio” means Net Income plus Interest Expense plus income tax expense plus depreciation expense plus amortization expense all divided by Interest Expense.

“Land” has the meaning provided in Recital A of this Agreement.

“Leases” shall mean all leases now or hereafter executed by or on behalf of Tenants pertaining to the rental of space within the Property.

“Lender” means TCF National Bank, a national banking association, and its successors and assigns.
“Lender Swap Agreement” means a Swap Agreement between Borrower and Lender or any Affiliate of Lender; provided that neither Lender nor any Affiliate of Lender shall have any obligation to enter into any Swap Agreement with Borrower and Borrower shall not have any obligation to enter into any Swap Agreement with Lender or any Affiliate of Lender.
“Liquid Assets” means, without duplication, unrestricted and unencumbered: (i) cash; (ii) certificates of deposit or time deposits with terms of six (6) months or less; (iii) A-1/P-1 commercial paper with a term of six (6) months or less; (iv) U.S. treasury bills and other obligations of the Federal government, all with terms of six (6) months or less; (v) readily marketable securities (excluding “margin stock” that is pledged as collateral under a borrowing agreement) (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), restricted stock and stock (subject to the provisions of Rule 144 of the Securities and Exchange Commission); (vi) bankers’ acceptances issued for terms of six (6) months or less by satisfactory financial institutions; (vii) repurchase agreements with terms of six (6) months or less covering U.S. government securities; and (viii) a publicly traded fund, other than a hedge fund, that invests in any of the items (i) – (vii).
“Loan” means the loan made hereunder and governed by the terms hereof.
“Loan Amount” means for the period of time commencing with the Loan Closing Date, and ending on the Maturity Date, up to $10,000,000.00.
“Loan Closing Date” means the date upon which the Closing occurs.
“Loan Documents” means, collectively, this Agreement, the documents set forth in Exhibit C, any Lender Swap Agreement entered into in the sole discretion of Borrower, Lender and/or Lender’s Affiliate and any other agreement, document or instrument evidencing and/or securing the obligations of Borrower or Guarantor to Lender that Lender requires in connection with the execution of this Agreement and the Loan, from time to time, to effectuate the purposes of this Agreement, together with all amendments, restatements, supplements and modifications thereof.
“Loan Proceeds” means all amounts advanced as part of the Loan, whether advanced directly to Borrower or otherwise.
“Manager” means collectively Mark C. Winmill (“Winmill”) and Thomas O’Malley (“O’Malley”), and any other Person that now or hereafter is a Manager under the Operating Agreement of Borrower.
“Maturity Date” means December 20, 2021.
“Member” means Global Self Storage, Inc., a Maryland corporation.
“Mortgage” means collectively the (i) Mortgage, Security Agreement, Fixture Filing and Assignment of Leases and Rents with respect to the New York Land and any applicable Improvements (the “New York Mortgage”), (ii) Open-End Mortgage, Security Agreement, Fixture Filing and Assignment of Leases and Rents with respect to the Connecticut Land and any applicable Improvements (the “Connecticut Mortgage”), (iii) Mortgage, Security Agreement, Fixture Filing and Assignment of Leases and Rents with respect to the Indiana Land and any applicable Improvements (the “Indiana Mortgage”), and (iv) Open-End Mortgage, Security Agreement, Fixture Filing and Assignment of Leases and Rents with respect to the Ohio Land and any applicable Improvements (the “Ohio Mortgage”), all of even date herewith from Borrower to and for the benefit of Lender, as the same may be amended, restated, modified or supplemented and in effect from time to time.
“Net Income” means with respect to any Person (or any asset of any Person) for any period, the net income of such Person (or attributable to such asset), determined in accordance with GAAP.
“Net Insurance Proceeds” has the meaning set forth in Section 9.4 of this Agreement.
“Net Worth” means net worth as determined in accordance with GAAP.
“NOI” means Operating Revenues less Operating Expenses.
“Note” means that certain Promissory Note in the stated principal amount of up to $10,000,000.00 dated as of even date herewith made by Borrower and payable to the order of Lender, as the same may be amended, restated, modified or supplemented and in effect from time to time.
“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loan, and all Swap Obligations under Lender Swap Agreements, if any, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other indebtedness, liabilities or obligations of Borrower to Lender or any indemnified party arising under the Loan Documents.
“Obligors” means Borrower, Guarantor and any other Person (if any) who is liable for the Obligations.
“OFAC” means the Office of Foreign Assets Control of the Unites States Department of the Treasury.
“Operating Agreement” means collectively that certain (i) Operating Agreement with respect to SSG Millbrook, dated as of April 5, 2017, (ii) Operating Agreement with respect to SSG Clinton, dated as of April 5, 2017, (iii) Operating Agreement with respect to SSG Fishers, dated as of December 30, 2016, and (iv) Operating Agreement with respect to SSG Lima, dated as of December 30, 2016, as same may be amended from time to time.
“Operating Expenses” means the actual, reasonable and necessary costs and expenses of owning, operating, managing and maintaining the Property (incurred by any Borrower during any calculation period), determined on a cash basis (except for real and personal property taxes and insurance premiums, which shall be determined on an accrual basis), including, $0.10 per square foot as a capital reserve and a management fee in an amount equal to the greater of: (i) the actual management fees; or (ii) six percent (6.00%) of Operating Revenues, excepting, however, (a) interest or principal due on the Loan; (b) capital expenditures; (c) non-cash charges such as depreciation and amortization; and (d) non-recurring extraordinary expenses approved by the Lender.
“Operating Revenues” means for any period for which the calculation thereof is being made, all revenues, including without limitation Rents, parking reserves, and tenant reimbursements for Operating Expenses, approved by Lender and of a recurring nature, from the Property received by Borrower, determined on a cash basis, derived from the ownership, operation, use, leasing and occupancy of the Property during such period; however, that in no event shall Operating Revenues include (i) any Loan Proceeds; (ii) proceeds or payments under insurance policies (except proceeds of business interruption insurance); (iii) condemnation proceeds; (iv) any security deposits received from Tenants in the Property, unless and until the same are applied to rent or other obligations in accordance with the applicable Leases; or (v) any other extraordinary items.
“Party” means any Person (other than Lender) who is a party or signatory to any Loan Document.
“Patriot Act” means Title III of Pub. L. 107-56, signed into law October 26, 2001.
“Permitted Encumbrances” means, collectively, all matters listed on Exhibit B to this Agreement.
“Person” means any entity, whether an individual, trustee, corporation, partnership, limited liability company, trust, unincorporated organization, Governmental Authority, or otherwise.
“Personal Property” means all of each Borrower’s right, title and interest, whether now existing or hereafter acquired, in and to all furniture, furnishings, fixtures, machinery, equipment, inventory and other personal property of every kind, tangible and intangible, now or hereafter (i) located on or about the Property, (ii) used or to be used in connection with the Property, or (iii) relating or arising with respect to the Property.
“Policies” shall mean those policies of insurance that Borrower is required by Lender to maintain, including those set forth in Article 9 and Exhibit D hereof; and each, a “Policy.”
“Principal Balance” means the outstanding principal balance of the Loan, at any time.
“Prohibited Person” shall have the meaning ascribed to such term in Section 5.13(d) of this Agreement.
“Prohibited Transfer” shall have the meaning ascribed to such term in the Mortgage.
“Property” means all of Borrower’s right, title and interest, whether now existing or hereafter acquired, in and to the Land, all Improvements and fixtures now or hereafter located thereon, and all additions and accretions thereto.
“Property Improvement Limit” means $5,000,000.00.
“Property Management Agreement” means, if applicable, the management agreement between Borrower and any Property Manager, pursuant to which such Property Manager is to manage the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Property Manager” means, if applicable, any manager for the Property approved by Lender from time to time.
“Rents” means all rents, issues, income, revenues, royalties, profits and other amounts now or in the future payable under any of the Leases, including those past due and unpaid.
“Restoration Plans” means plans and specifications for restoring Improvements damaged by fire or other casualty or through condemnation.
“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any Sanctions.
“Sanctioned Person” means, at any time, (a) any Prohibited Person or any Person listed in any Sanctions-related list of designated Persons maintained by the United Nations Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) an Affiliate of such Person.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.
“Sanctions Laws and Regulations” mean any Sanctions, prohibitions or requirements imposed by any executive order (an “Executive Order”) or by any sanctions program administered by OFAC.
“Swap Agreement” means any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.  Notwithstanding anything herein or in the other Loan Documents to the contrary, Lender expressly permits each Borrower to enter into one or more interest rate cap agreements with a third party unaffiliated with Lender (each, a “Cap Agreement”), and Lender shall have no collateral or other interest in connection with any Cap Agreement.  The parties agree that a Cap Agreement shall not constitute a Swap Agreement.
“Swap Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions or modifications thereof and substitutions therefor), under (a) any and all Swap Agreements, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction.
“Taxes” means all taxes, assessments, levies and charges imposed by any public or quasi-public authority having jurisdiction over the Property which are or may affect, or become a lien upon, the Property, or interest therein, or imposed by any Governmental Authority upon Borrower or Lender by reason of their respective interests in the Property or by reason of any payment, or portion thereof, made to Lender hereunder or pursuant to any Obligation or any of the other Loan Documents, other than taxes which are measured by and imposed upon Lender’s general net income.
“Tenant” shall mean a tenant under a Lease of space in the Property.
“Ten-Year Treasury Rate” means the published weekly average of yield on United States Treasury Notes adjusted to a constant maturity of ten (10) years for the most recent week available on the applicable adjustment date, as published and made available to the Federal Reserve Board pursuant to its Federal Reserve Statistical Release H. 15 (519).
“Term” shall mean the period commencing on the Loan Closing Date and ending on the Maturity Date.
“Title Company” means the title company which issues the Title Policy.
“Title Policy” has the meaning provided in Section 3.1(b) of this Agreement.
“To Borrower’s knowledge” or “to Guarantor’s knowledge” means the current actual knowledge of Mark C. Winmill and Thomas O’Malley with respect to Borrower and Guarantor, without further investigation or inquiry.
“Total Liabilities to Total Equity Ratio” means the ratio of Indebtedness to Net Worth.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
1.3
Singular and Plural Terms.  Any defined term used in the plural in any Loan Document shall refer to all members of the relevant class and any defined term used in the singular shall refer to any number of the members of the relevant class.

1.4
Accounting Principles.  Any accounting term used and not specifically defined in any Loan Document shall be construed in conformity with, and all financial data required to be submitted under any Loan Document shall be prepared in conformity with, GAAP applied on a consistent basis or in accordance with such other principles or methods as are reasonably acceptable to Lender.

1.5
References and Other Terms.  Any reference to any Loan Document or other document shall include such document both as originally executed and as it may from time to time be modified.  References herein to Articles, Sections and Exhibits shall be construed as references to this Agreement unless a different document is named.  References to subparagraphs shall be construed as references to the same Section in which the reference appears.  The term “document” is used in its broadest sense and encompasses agreements, certificates, opinions, consents, instruments and other written material of every kind.  The terms “including” and “include” mean “including (include) without limitation.”

2. THE LOAN; RESERVES.
2.1
Agreement to Borrow and Lend.  Borrower agrees to borrow from Lender, and Lender agrees to lend to Borrower, an amount not to exceed the Loan Amount, on the terms of and subject to the conditions of this Agreement.  The Loan is a revolving facility, and Borrower shall have the right to re-borrow any portion of the principal balance of the Loan repaid by Borrower.

2.2	Loan Advances Evidenced by Note. All disbursements hereunder shall be evidenced by the Note, which shall be executed and delivered by Borrower simultaneously with the execution of this Agreement.
2.3	Calculation of Interest. Interest shall be calculated in accordance with the terms of the Note.
2.4	Payments of Interest and Principal. Payments of principal and interest due under this Agreement shall be made in accordance with the terms of the Note.
2.5
Default Rate.  Upon the occurrence of an Event of Default under this Agreement or any of the other Loan Documents, Lender, at its option, may, if permitted under Applicable Laws, do one or both of the following:  (a) increase the rate of interest on the Principal Balance and any other amounts then owing by Borrower to Lender to the Default Rate until paid in full and (b) add any unpaid accrued interest to principal and such sum shall bear interest therefrom until paid in full at the Default Rate.  Neither the Interest Rate nor the Default Rate shall exceed the maximum rate permitted by Applicable Laws under any circumstance.

2.6
Late Charge.  If any payment under this Agreement or any other Loan Document is not made within five (5) days after such payment is due, then, in addition to the payment of the amount so due, Borrower shall pay to Lender a “late charge” equal to five percent (5.0%) of the amount of that payment.  This late charge may be assessed without notice, shall be immediately due and payable and shall be in addition to all other rights and remedies available to Lender.  The Borrower agrees that the damages to be sustained by the Lender for the detriment caused by any late payment are extremely difficult and impractical to ascertain, and that the amount of five cents for each one dollar due is a reasonable estimate of such damages, does not constitute interest, and is not a penalty.

2.7	Prepayment.
(a)	The Loan shall be prepayable only in accordance with the terms and conditions of the Note.
(b)	Intentionally Omitted.
(c)
Notwithstanding anything to the contrary herein or in any of the other Loan Documents, if, on the date which is two (2) years after the date of this Agreement (the “Loan Proceeds Reduction Date”), the Principal Balance is in excess of $9,800,000.00, Borrower shall, within five (5) days after notice from Lender sent following the Loan Proceeds Reduction Date, make a payment to Lender or authorize Lender to make a withdrawal from Borrower’s account in an amount sufficient to reduce the Principal Balance to no more than $9,800,000.00.  Thereafter, the amount of Loan Proceeds shall not exceed $9,800,000.00.

2.8	Intentionally Omitted.
2.9	Sanctions Laws and Regulations.
(a)
Borrower shall not knowingly, directly or indirectly, use the proceeds of the Loan, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other Person or entity (i) to fund any activities or business of or with any Designated Person, or in any Sanctioned Country, or (ii) in any other manner that would result in a violation of any Sanctions Laws and Regulations by any Party.

(b)
None of the funds or assets of Borrower that are used to pay any amount due pursuant to this Agreement shall constitute funds obtained from transactions with or relating to Designated Persons or any Sanctioned Country.

2.10	Use of Proceeds.
(a)
Loan Proceeds may be used for the following lawful purposes, (i) to satisfy costs related to the acquisition of self-storage properties by any Guarantor subsidiary, including, but not limited to earnest money deposits, environmental reports, property condition reports, appraisals, attorney fees (associated with such acquisitions), and acquisition price (collectively “Self-Storage Property Acquisition Costs”), (ii) to satisfy construction costs incurred to (A) convert non-self storage portions of the Property to self-storage, or (B) expand the Property (as further set forth in Section 11 below), provided, however, that Loan Proceeds used for construction costs as set forth in this subsection (ii) shall not exceed $5,000,000.00 at any time, or (iii) to make equity contributions necessary to fulfill the co-invest requirements or pay organizational and transactional costs of any joint ventures entered into with respect to the acquisition of self-storage properties.  Notwithstanding anything herein to the contrary, Loan Proceeds shall not be used to fund dividends, operating losses, stock buy-backs, executive or employee compensation, other capital maneuvers, or any other expenses not expressly permitted under this Section 2.10(a).

(b)
Borrower shall not use, and shall ensure that Guarantor, and any Affiliate under Borrower’s or Guarantor’s Control, and their directors, officers, employees and agents as applicable, shall not use the Loan Proceeds (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or knowingly facilitating any activities, business or transactions of or with any Sanctioned Person, or in any Sanctioned Country, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

2.11	Distribution of Loan Proceeds. Notwithstanding anything to the contrary herein, Borrower may distribute Loan Proceeds to Guarantor in furtherance of the uses permitted under Section 2.10 above.
(a)	Loan Fees.Origination Fee. On the Loan Closing Date, Borrower shall pay Lender a loan fee in the amount of $75,000.00 which shall be fully earned and non-refundable.
3. CONDITIONS TO CLOSING.
3.1
Closing Deliveries.  On or before the Loan Closing Date, unless a different date is specified below, Borrower shall execute and/or deliver to Lender those of the following documents and other items required to be executed and/or delivered by Borrower, and shall cause to be executed and/or delivered to Lender those of the following documents and other items required to be executed and/or delivered by others, all of which documents and other items shall contain such provisions as shall be required to conform to this Agreement and otherwise shall be satisfactory in form and substance to Lender:

(a)	Loan Documents. Fully executed original copies of each of the Loan Documents listed on Exhibit C hereto.
(b)
Title Insurance Policy.  At the Closing (or as soon as practicable thereafter, with a marked-up pro-forma policy to be delivered at the Closing), an ALTA 2006 Loan Policy ("Title Policy") issued by the Title Company in the full amount of the Loan naming Lender as the insured party and Borrower as the owner and fee simple title holder of the Property, in each case subject only to the Permitted Encumbrances, and insuring the lien of the Mortgage as a first and prior lien upon the Property, subject to no exceptions other than exceptions approved by Lender.  The Title Policy must specifically insure Lender for claims and questions related to claims for mechanics’ or materialmen’s liens and shall include endorsements satisfactory to Lender, including, but only to the extent required by Lender, (i) a Pending Disbursement and Interim Mechanic’s Lien, (ii) a 3.1 Zoning Endorsement (with parking and excluding the marketability limitation), (iii) a Survey Endorsement, (iv) a Usury Endorsement, (v) an Access Endorsement, (vi) a Tax Parcel Endorsement, (vii) a Contiguity Endorsement, if applicable, (viii) an Environmental Lien Endorsement, (ix) a Comprehensive Endorsement No. 1, (x) a Variable Rate Endorsement, (xi) a Waiver of Arbitration Endorsement, (xii) intentionally omitted, and (xiii) such other Endorsements as the Lender may require.

(c)
Survey.  A plat of survey ("Survey") of the Land dated no earlier than ninety (90) days prior to the Closing, which Survey must be prepared by a registered New York, Connecticut, Indiana, or Ohio land surveyor, as applicable, in accordance with the current survey standards of the American Land Title Association and National Society of Professional Surveyors.  The Survey shall be certified to Borrower, Lender and the Title Company, and shall be in form and substance acceptable to Lender.  The Survey shall include such information as may be required by the Title Company to provide survey coverage in the Title Policy.

(d)	Insurance Policies. Certificates of insurance for all insurance policies required pursuant to Section 9 hereof, or at Lender’s request copies of the insurance policies.
(e)	Environmental Audit. An Environmental Audit, together with a reliance letter addressed to Lender, or a separate agreement with such consultant permitting Lender to rely on such report.
(f)	Appraisal. An “as is” appraisal satisfactory to Lender.
(g)	Documents of Record. Copies of all covenants, conditions, restrictions, easements and matters of record which affect the Property.
(h)
Searches.  Current Uniform Commercial Code, federal and state tax lien and judgment searches, pending suit and litigation searches and bankruptcy court filings searches covering each Obligor and disclosing no matters objectionable to Lender.

(i)
Flood Plain.  Evidence that (a) no portion of the Property is located in an area designated by the Secretary of Housing and Urban Development as having special flood hazards, or if any portion of the Property is so located, evidence that adequate flood insurance is in effect; and (b) no portion of the Property is located in a federally, state or locally designated wetland or other type of government protected area.

(j)	Borrower’s and Guarantor’s Attorney’s Opinion. An opinion of one or more counsel for the Obligors and Constituent Entities satisfactory to Lender.
(k)	Organizational Documents. A copy (certified by an appropriate representative of the entity) of:
(i)	The duly executed Operating Agreement for each Borrower;
(ii)	The Articles of Organization of each Borrower;
(iii)
The Articles of Incorporation and By-laws of Guarantor and each other entity, if any, whose authorization is necessary to authorize the execution, delivery and performance of the Loan Documents, or whose authorization is necessary to authorize any other entity whose authorization is necessary in respect thereto, certified by the appropriate officer or representative.  For purposes hereof, the Borrower and  Guarantor and all such other entities are referred to herein below as the “Constituent Entities”;

(iv)	Resolutions by the applicable Constituent Entities authorizing the execution and delivery of the Loan Documents, certified by an appropriate representative of the Constituent Entities;
(v)	An incumbency certificate, including specimen signatures for all individuals executing any of the Loan Documents, certified by the secretary or other appropriate representative of such entity;
(vi)
Certificates of existence for all limited partnerships and certificates of good standing for all corporations or limited liability companies that are Constituent Entities from their state of formation; and

(vii)
All other instruments and documents concerning the formation and existence of the Constituent Entities, and the execution and delivery of the Loan Documents by the Constituent Entities, required by the Lender.

(l)
Real Estate Taxes.  Evidence satisfactory to Lender that real estate taxes due and payable with respect to the Land, if any, are not past due.  In connection therewith, Borrower shall deliver to Lender copies of the most recent real estate tax bills for the Property.

(m)
Financial Statements.  All financial information requested by Lender with respect to each Borrower and each Guarantor, including but not limited to financial statements for such Guarantor for the period ending December 31, 2017.

(n)	Property Management Agreement. If applicable, a copy of any Property Management Agreement with respect to the Property.
(o)	Intentionally Omitted.
(p)	Property Report. An inspection report on the Property prepared by an engineering or architectural firm retained by Lender and satisfactory in all respects to Lender.
(q)	Occupancy Report. A certified Occupancy Report with respect to the Property in form and substance reasonably satisfactory to Lender.
(r)	Additional Documents. Such other papers and documents regarding the Obligors and Constituent Entities as Lender may require.
3.2
Truthfulness of Statements as of Closing.  As conditions precedent to the Closing, the following statements shall be true and correct on the Loan Closing Date, and Borrower hereby represents and warrants to Lender the following:

(a)	The representations and warranties contained in Section 5 of this Agreement are correct on and as of the Closing as though made on and as of such date;
(b)	No Default has occurred and is continuing, and no Event of Default has occurred, hereunder, or would result from the execution and delivery of the Loan Documents;
(c)
No litigation has been instituted against any Obligor or Constituent Entity which would be reasonably likely to have a material adverse effect on the condition (financial or otherwise) of such Constituent Entity’s or such Guarantor’s ability to perform its Obligations hereunder, under any of the Loan Documents;

(d)
No material adverse change has occurred in the condition or operations, financial or otherwise, of the Borrower or any Guarantor since the date of the most recent financial statements of each such party delivered to Lender; and

(e)	The Guarantor is in compliance with the Guarantor’s Financial Covenants.
3.3
Termination of Agreement.  Borrower agrees that all conditions precedent to the Closing will be complied with on or prior to the Closing.  If all of the conditions precedent to the Closing hereunder shall not have been performed on or before the Loan Closing Date, Lender, at its option at any time prior to the Closing, may terminate this Agreement and all of its obligations hereunder by giving a written notice of termination to Borrower.

4. DISBURSEMENTS.
4.1
Loan Disbursement.  The Loan shall accrue interest under and be subject to the terms of the Note.  Subject to the satisfaction of the terms and conditions contained in this Article 4, the Loan Proceeds, or so much thereof as may be approved by Lender, shall be disbursed upon satisfaction of each of the following conditions:

(a) Borrower shall request an Advance of all or a portion of the Loan Amount, if at all, at least ten (10) Business Day before the Business Day on which Borrower desires to receive an Advance of Loan Amount (the “Notice Date”);
 (b) Each request for Advance shall be made using the form attached hereto as Exhibit K (a “Disbursement Request”).  Each Disbursement Request shall constitute a certification by Borrower that the representations and warranties of Borrower set forth in the this Agreement and the other Loan Documents, are true, correct and complete in all material respects as of the date of such request and that Borrower has satisfied each of the conditions precedent to the Advance set forth in this Agreement and the other Loan Documents;
 (c) No Event of Default exists as of the Notice Date or as of the date of disbursement of any portion of the Loan Amount;
 (d) With respect to Loan Proceeds disbursed to Borrower for the purpose permitted in Section 2.10(a)(ii), in no event shall the aggregate amount of all Loan Proceeds previously disbursed to Borrower (less amounts repaid by Borrower) and the proposed Advance exceed the Property Improvement Limit, irrespective of any amounts repaid by Borrower;
 (e) In no event shall the Principal Balance and the amount of the proposed Advance, exceed sixty percent (60%) of the “as is” appraised value of the Property determined by an Appraisal in form and substance acceptable to Lender; and
 (f) Borrower shall make no more than four (4) requests for disbursement of any portion of the Loan Amount in any given calendar month.
4.2
Expenses and Advances Secured by Mortgage.  Any and all Advances or payments made by Lender hereunder, from time to time, and any amounts expended by Lender pursuant to this Agreement, together with reasonable attorneys’ fees, if any, shall be deemed to have been disbursed as part of the Loan and be and become Obligations hereunder secured and guaranteed by the Loan Documents, whether or not the aggregate of such Obligations shall exceed the face amount of the Note.  Lender shall promptly notify Borrower of all such attorney’s fees, if any.

4.3
Acquiescence not a Waiver.  To the extent that Lender may have acquiesced (whether intentionally or unintentionally) in the Borrower’s failure to comply with and satisfy any condition precedent to the Closing or to any disbursement of Loan Proceeds, such acquiescence shall not constitute a waiver by Lender of any condition precedent set forth in this Agreement, and Lender at any time thereafter may require the Borrower to comply with and satisfy all conditions and requirements of this Agreement.

5. REPRESENTATIONS AND WARRANTIES.  As a material inducement to Lender’s entry into this Agreement, Borrower represents and warrants to Lender that:
5.1	Formation, Qualification and Compliance.
(a)
Organization and Existence.  Each Borrower is duly organized and validly existing as a limited liability company in good standing under the laws of the State of (i) New York, with respect to SSG Millbrook and SSG Clinton, and (ii) Delaware, with respect to SSG Fishers and SSG Lima, and is qualified to do business in the state of its formation and in all other jurisdictions in which such Borrower is transacting business, as applicable.

(b)
Authorization.  Borrower has the power and authority to execute, deliver and perform the obligations imposed on it under the Loan Documents and to consummate the transactions contemplated by the Loan Documents and has taken all necessary actions in furtherance thereof including, without limitation, that any Person whose approval is required by the terms of Borrower’s organizational documents has duly approved the transactions contemplated by the Loan Documents and has authorized execution and delivery thereof by the respective signatories.  No other consent by any local, state or federal agency is required in connection with the execution and delivery of the Loan Documents.  A true and complete organizational chart showing the ownership and U.S. employer tax identification number of Borrower is attached hereto as Exhibit H.  Borrower is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and Treasury Regulations).

(c)	Valid Execution and Delivery. All of the Loan Documents requiring execution by Borrower have been duly and validly executed and delivered by Borrower.
(d)
Enforceability.  All of the Loan Documents constitute valid, legal and binding obligations of Borrower and are fully enforceable against Borrower in accordance with their terms, subject only to bankruptcy laws and general principles of equity.

5.2
Financial and Other Information.  All financial information furnished to Lender with respect to Borrower and each Guarantor in connection with the Loan (a) is complete and correct in all material respects as of the date or dates indicated (or if no date or dates are indicated, then as of the date of delivery), (b) accurately presents the financial condition of Borrower and each Guarantor as of the date or dates indicated (or if no date or dates are indicated, then as of the date of delivery) and (c) has been prepared in accordance with GAAP consistently applied or in accordance with such other principles or methods as are reasonably acceptable to Lender; provided that, irrespective of any treatment accorded under GAAP consistently applied, all off-balance sheet transactions shall have been disclosed in writing and accompany such other financial information submitted in accordance with this Section 5.2.  All other documents and information furnished to Lender with respect to Borrower and each Guarantor in connection with the Loan are correct in all material respects as of the date or dates indicated (or if no date or dates are indicated, then as of the date of delivery) and complete insofar as completeness is necessary to give Lender an accurate knowledge of their subject matter.  Neither Borrower nor any Guarantor has any material liability or contingent liability not disclosed to Lender in writing and there is no material lien, claim, charge or other right of others of any kind (including liens or retained security titles of conditional vendors) on any property of any such Person not disclosed in such financial statements or otherwise disclosed to Lender in writing.

5.3
No Material Adverse Change.  There has been no material adverse change in the condition, financial or otherwise, or the properties or businesses of Borrower or any Guarantor since the dates of the latest financial statements furnished to Lender.  Since those dates, none of Borrower or any Guarantor has entered into any material transaction not disclosed in such financial statements or otherwise disclosed to Lender in writing.  Further, there are no existing Defaults under any of the Loan Documents, nor do there exist any circumstances or conditions that with the passage of time or giving of notice or both would result in an Event of Default under any of the Loan Documents.

5.4
Tax Liability.  Each of Borrower and each Guarantor has filed all required federal, state and local tax returns and has paid, prior to delinquency, all taxes payable by it (including interest and penalties, but subject to lawful extensions disclosed to Lender and Lender in writing) other than taxes being promptly and actively contested in good faith and by appropriate proceedings.  Borrower agrees to maintain adequate funds for payment of tax liabilities (including contested liabilities) in accordance with GAAP or in accordance with such other principles or methods as are reasonably acceptable to Lender.

5.5
Usury.  To Borrower’s knowledge, the Loan, including interest rates, fees and charges as contemplated hereby, is an exempted transaction under the Truth In Lending Act, 12 U.S.C. §1601 et seq., and the Loan does not, and when disbursed will not, violate the provisions of the usury laws of the State of Illinois, State of New York, State of Connecticut, State of Indiana, or State of Ohio, or any consumer credit laws or the usury laws of any state which may have jurisdiction over this transaction, Borrower or any property securing the Loan.

5.6
Title to Property; Survey.  At the Closing and at all times thereafter until the Loan is paid in full, Borrower will have, subject to the Permitted Encumbrances, good and merchantable fee simple title to the Property.  Except for the current, non-delinquent taxes and assessments, if any, there are no taxes, assessments or liens pending or, to Borrower’s knowledge, threatened against the Property for any present or past due taxes or for paving, sidewalk, curbing, sewer or any other street improvements of any kind.  Except as otherwise provided in the property condition reports delivered to Lender, no portion of the Property is now damaged or injured as the result of any fire, explosion, accident, flood or other casualty, nor is any part of the Property subject to any pending or, to Borrower’s knowledge, threatened eminent domain or condemnation proceeding.  Except as disclosed by the Survey, the Property does not presently encroach upon any building line, set back line, sideyard line, or any recorded or visible easement (or other easement of which Borrower is aware or has reason to believe may exist) which exists with respect to the Property.

5.7
Utility Services.  The Property is presently served by all utility and municipal services required for the construction, occupancy and operation of the Property, including, but not limited to, water supply, storm and sanitary sewage disposal systems, cable services, gas, electric and telephone facilities.  The storm and sanitary sewage disposal system, water system, drainage system and all mechanical systems of the Property comply with all Applicable Laws.

5.8
Leases.  The rent roll provided to Lender by Borrower (the “Occupancy Report”) is true, complete and correct in all material respects and the Property is not subject to any Leases other than the Leases described in the Occupancy Report.  Except as set forth on the Occupancy Report: (i) each Lease is in full force and effect; (ii) the tenants under the Leases have accepted possession of and are in occupancy of all of their respective demised premises, have commenced the payment of rent under the Leases, and there are no offsets, claims or defenses to the enforcement thereof; (iii) all rents due and payable under the Leases have been paid and no portion thereof has been paid for any period more than thirty (30) days in advance, provided, however, and notwithstanding anything to the contrary herein or in the other Loan Documents, the Borrowers collectively, may collect Rents more than 30 days in advance in an aggregate amount not to exceed ten percent (10%) of all Rents collected in any particular year from the Property; (iv) the rent payable under each Lease is the amount of fixed rent set forth in the Occupancy Report, and there is no claim or basis for a claim by the tenant thereunder for an adjustment to the rent; (v) no tenant has made any claim against the landlord under any Lease which remains outstanding, and if decided against Borrower, would materially and adversely affect Borrower’s ability to perform its obligations with respect to the Loan, there are no defaults on the part of the landlord under any Lease, and no event has occurred which, with the giving of notice or passage of time, or both, would constitute such a default; (vi) to Borrower’s best knowledge, and except as disclosed in the Occupancy Report, there is no present default by the tenant under any Lease, and no events or circumstances exist which, with the passage of time or the giving of notice, or both, would constitute a default under a Lease, and enforcement of the Leases by Borrower or by Lender pursuant to an exercise of Lender’s rights under the Assignment of Leases would be subject to no good faith defenses of any kind under local law; (vii) all security deposits under Leases are as set forth on the Occupancy Report and are held in compliance with Applicable Laws; (viii) Borrower is the sole owner of the entire lessor’s interest in each Lease; (ix) each Lease is the valid, binding and enforceable obligation of the Borrower and the applicable tenant thereunder, and (x) no Person has any possessory interest in, or right to occupy, the Property except under the terms of the Leases.  None of the Leases contains any option to purchase or right of first refusal to purchase the Property or any part thereof.  Neither the Leases nor the rents have been assigned or pledged except to Lender, and no other Person has any interest therein except the tenants thereunder. For the purposes of Section 4.1(ii) herein, the representations contained in this Section shall be true, complete and correct in all material respects as of the date of the then most recent occupancy report delivered in accordance with Section 7.5(c) herein.

Without limiting the generality of subsection (iii) above, no Borrower shall be deemed to be in Default under this Agreement or any of the other Loan Documents if more than ten percent (10%) of Rents collected by such Borrower in any year are paid more than 30 days in advance by tenants, so long as not more than ten percent (10%) of the aggregate Rents collected by all Borrowers in such year are not paid more than 30 days in advance.
5.9	Rights of Others. Borrower is in compliance with all covenants, conditions, restrictions, easements, rights of way and other rights of third parties relating to the Property.
5.10
Name and Principal Place of Business.  Borrower presently uses no trade name other than its actual name and Global Self Storage.  Borrower’s principal place of business is c/o Global Self Storage, Inc., 11 Hanover Square, 12th Floor, New York, NY 10005, Attn:  Mark C. Winmill.

5.11
Delivery of Documents.  Borrower has delivered to Lender true and complete copies of each document that grants rights to, or imposes obligations on, Borrower in connection with the Property, and has fully disclosed to Lender in writing the material terms of all existing oral agreements granting or imposing any such rights or obligations.

5.12
ERISA.  Borrower is not and will not be an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA.  The assets of Borrower do not and will not constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Sec. 2510.3-101.  Borrower is not and will not be a “governmental plan” within the meaning of Section 3(32) of ERISA.  Transactions by or with Borrower are not and will not be subject to any state or other statute, regulation or other restriction regulating investments of, or fiduciary obligations with respect to, governmental plans within the meaning of Section 3(32) of ERISA which is similar to the provisions of Section 406 of ERISA or Section 4975 of the Code and which prohibit or otherwise restrict the transactions contemplated by this Agreement, including but not limited to the exercise by Lender of any of its rights under the Loan Documents.  Neither Borrower, nor any member of a “controlled group of corporations” (within the meaning of Section 414 of the Code) maintains, sponsors or contributes to a “defined benefit plan” (within the meaning of Section 3(35) of ERISA) or a “multiemployer pension plan” (within the meaning of Section 3(37)(A) of ERISA).

5.13	No Prohibited Persons.
(a)
No part of the proceeds of the Loan will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of any Anti-Terrorism Law and/or the United States Foreign Corrupt Practices Act of 1977, as amended.

(b)
Borrower acknowledges by executing this Agreement that Lender has notified Borrower and Guarantor that, pursuant to the requirements of the Patriot Act and Lender’s policies and practices, Lender is required to obtain, verify and record such information as may be necessary to identify Borrower and Guarantor (and certain Affiliates of Borrower and Guarantor) (including the name and address of Borrower and Guarantor and such Affiliates) in accordance with, but only to the extent required under, the Patriot Act.

(c)
Neither Borrower nor any Guarantor has been convicted of a felony and, to the knowledge of Borrower and Guarantor, there are no proceedings or investigations being conducted involving criminal activities of either Borrower or Guarantor.

(d)
(i) Excepting any Person owning shares of Guarantor or any other publically-traded entity (if applicable), none of Borrower, Manager, Guarantor, or any Person who owns any direct or indirect equity interest in or Controls Borrower currently is identified on the OFAC List or otherwise qualifies as a Prohibited Person, and Borrower will implement procedures, approved by Manager, to ensure that no Person who now or hereafter owns any direct or indirect equity interest in Borrower is a Prohibited Person or controlled by a Prohibited Person, and (ii) none of Borrower, Manager or any indemnitor or Guarantor are in violation of any Applicable Laws relating to anti-money laundering or anti-terrorism, including, without limitation, any Applicable Laws related to transacting business with Prohibited Persons or the requirements of the Patriot Act, and the related regulations issued thereunder, including temporary regulations, all as amended from time to time.  (1) For purposes of this subsection 5.13(d) only, in the event that Borrower or Manager is a single member limited liability company, each such defined term shall include such single member; (2) the term “Prohibited Person” shall mean any Person identified on the OFAC List or any other Person with whom a U.S. Person may not conduct business or transactions by prohibition of federal law or Executive Order of the President of the United States or America; and (3) the term “OFAC List” shall mean the list of specially designated nationals and blocked Persons subject to financial sanctions that is maintained by OFAC and accessible through its internet website.

(e)
To the extent required by Applicable Laws, Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by Borrower, its Affiliates and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and to the knowledge of Borrower, its Affiliates, and their respective directors, officers, employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in Borrower being designated as a Sanctioned Person.  None of (i) Borrower, Manager, any Guarantor, or to the knowledge of Borrower any Affiliate or any of their respective directors, officers or employees, or (ii) to the knowledge of Borrower, any agent of Borrower that will act in any capacity in connection with or benefit from the Loan or any other transactions contemplated hereby, or any Affiliate of any such agent, is a Sanctioned Person.  The Loan and the agreements contained herein will not violate Anti-Corruption Laws or applicable Sanctions.

5.14	Foreign Person. Borrower is not a “foreign person” within the meaning of Section 1445(f)(3) of the Code.
5.15
No Defenses.  This Agreement, the Note, the Mortgage and the other Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense, nor would the operation of any of the terms of this Agreement, the Note, the Mortgage or any of the other Loan Documents, or the exercise of any right thereunder, render this Agreement, the Note, the Mortgage or any of the other Loan Documents unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury.

5.16
Defense of Usury.  Borrower knows of no facts that would support a claim of usury to defeat or avoid its obligation to repay the principal of, interest on, and other sums or amounts due and payable under, the Loan Documents.

5.17
No Conflict/Violation of Law.  The execution, delivery and performance of the Loan Documents by Borrower will not cause or constitute a default under or conflict with the organizational documents of Borrower or, to Borrower’s knowledge, any Guarantor or any Constituent Entity of either of them.  The execution, delivery and performance of the obligations imposed on Borrower under the Loan Documents will not cause Borrower or, to Borrower’s knowledge, any Guarantor or any Constituent Entity of either of them to be in default, including after due notice or lapse of time or both, under the provisions of any agreement, judgment or order to which Borrower or any Guarantor or any Constituent Entity of either of them is a party or by which Borrower or any Guarantor or any Constituent Entity of either of them is bound.

5.18
Consents Obtained.  All consents, approvals, authorizations, orders or filings with any court or governmental agency or body, if any, required for the execution, delivery and performance of the Loan Documents by Borrower have been obtained or made.

5.19
No Litigation.  There are no pending actions, suits or proceedings, arbitrations or governmental investigations against the Property, Borrower, or to Borrower’s knowledge, any Guarantor or any Constituent Entity of Borrower or any Guarantor, whether pursuant to the Loan Documents or otherwise, an adverse outcome of which would (after taking into account applicable insurance, if any, for which the applicable insurer has affirmatively confirmed coverage) materially and adversely affect Borrower’s or any Guarantor’s performance under this Agreement, the Note, the Mortgage or any of the other Loan Documents.

5.20
Fraudulent Conveyance.  Borrower (i) has not entered into the Loan or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and (ii) believes that it has received reasonably equivalent value in exchange for its obligations under the Loan Documents.  Giving effect to the Loans contemplated by the Loan Documents, the fair saleable value of Borrower’s assets exceed as of the date hereof and will, immediately following the execution and delivery of the Loan Documents, exceed Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed or contingent liabilities.  The fair saleable value of Borrower’s assets as of the date hereof is and will, immediately following the execution and delivery of the Loan Documents, be greater than Borrower’s probable liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and matured.  Borrower’s assets as of the date hereof do not and, immediately following the execution and delivery of the Loan Documents will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted.  Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including, without limitation, contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower).

5.21
Investment Company Act.  Neither Borrower nor, to Borrower’s knowledge, any Guarantor is now (i) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (ii) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 2005, as amended; or (iii) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow the Loan Amount.

5.22
Misstatements of Fact.  To Borrower’s knowledge, no certification, representation or statement of fact made in the Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading.  There is no fact presently known to Borrower which has not been disclosed which adversely affects, or in the judgment of a reasonable Person might adversely affect, the business, operations or condition (financial or otherwise) of the representing party.  Further, and in clarification of the foregoing, to Borrower’s knowledge, all reports, certificates, affidavits, representations, statements and other data furnished by or on behalf of Borrower, Guarantor and each Constituent Entity of each of them to Lender, or their respective agents, in connection with the Loan are true and correct in all material respects and do not omit to state any fact or circumstance necessary to make the statements contained therein misleading.

5.23
Homestead.  The Property forms no part of any property owned, used or claimed by Borrower as a residence or business homestead and is not exempt from forced sale under the laws of the state in which the Property is located.  Borrower hereby disclaims and renounces each and every claim to all or any portion of the Property as a homestead.

5.24	Personal Property. Borrower is the owner, free and clear of all liens, of all Personal Property.
5.25	Single Asset Real Estate. Each Property constitutes a “single asset real estate” as defined in Section 101(51B) of the Bankruptcy Code.
5.26
Government Regulation.  Borrower shall not (a) knowingly cause itself to be or become subject at any time to any law, regulation, or list of any Governmental Authority (including, without limitation, the OFAC list) that prohibits or limits the Lender from making any advance or extension of credit to Borrower or from otherwise conducting business with Borrower, or (b) fail (i) to provide documentary and other evidence of Borrower’s identity or the identity of any direct or indirect beneficial owner or control person of the Borrower as may be reasonably requested by Lender at any time and from time to time to enable Lender to verify the identity of Borrower and any beneficial owner of Borrower, (ii) to comply with any Applicable Law or regulation, including, without limitation, Section 326 of the Patriot Act and 31 C.F.R. Section 1010.230.

5.27
Continuing Nature of Representations and Warranties.  Borrower acknowledges, understands, and agrees that the representations and warranties set forth in this Section 5 shall be deemed to be continuing during all times when any or all of the Obligations remain outstanding.

6. MAINTENANCE, OPERATION, PRESERVATION AND REPAIR OF PROPERTY.  Borrower shall maintain the Property (and all abutting grounds, sidewalks, roads, parking and landscape areas) in good condition and repair, shall operate the Property in a businesslike manner, shall prudently preserve and protect both its own and Lender’s interests in connection with the Property, shall not commit or permit any waste or deterioration of the Property, shall not abandon any portion of the Property, and shall not otherwise act, or fail to act, in such a way as to unreasonably increase the risk of any damage to the Property or of any other impairment of Lender’s interests under the Loan Documents.  Without limiting the generality of the foregoing, and except as otherwise agreed by Lender in writing from time to time, Borrower shall promptly and faithfully perform and observe each of the following provisions:
6.1
Alterations and Repair.  Except as otherwise provided herein, Borrower shall not remove, demolish or materially alter any Improvement, except to make non‑structural repairs which preserve or increase the Property’s value, and shall promptly restore, in a good and workmanlike manner, any Improvement (or other aspect or portion of the Property) that is damaged or destroyed from any cause.

6.2
Compliance.  Borrower shall comply with all Applicable Laws and requirements of Governmental Authorities, and all rights of third parties, relating to Borrower, the Property or Borrower’s business thereon.

6.3
Changes in Property Restrictions.  Borrower shall not initiate, join in or consent to any change in any applicable zoning ordinance, general plan or similar law, or to any private restrictive covenant or any similar public or private restriction on the use of the Property, except with the prior written consent of Lender.  Notwithstanding the foregoing, Borrower, without need for Lender’s consent, shall have the right to apply for and pursue all permits, approvals, variances and consents (“Approvals”) which may be needed from any Governmental Authority in connection with any Expansion Project.

7. OTHER AFFIRMATIVE COVENANTS.  While any obligation of Borrower or Guarantor under the Loan Documents remains outstanding, the following provisions shall apply, except to the extent that Lender otherwise consents in writing:
7.1
Existence and Control.  Each Borrower shall maintain its existence as a limited liability company in good standing under the laws of the State of (i) New York, with respect to SSG Millbrook and SSG Clinton, and (ii) Delaware, with respect to SSG Fishers and SSG Lima.  Each Borrower shall at all times be qualified to do business in the State of (w) New York, with respect to SSG Millbrook, (x) Connecticut with respect to SSG Clinton, (y) Indiana, with respect to SSG Fishers, and (z) Ohio, with respect to SSG Lima, and in all other jurisdictions in which Borrower is transacting business, as applicable.  At all times prior to the repayment of the Loan, Mark C. Winmill and Thomas O’Malley shall collectively constitute the Manager of Borrower unless and until one or both of the foregoing shall cease to serve as a Manager under the applicable Operating Agreement(s).

7.2
Protection of Liens.  Borrower shall maintain the lien of the Mortgage as a valid first priority lien on the Property, subject only to the Permitted Encumbrances, and take all actions, and execute and deliver to Lender all documents, reasonably required by Lender from time to time in connection therewith; and maintain the lien of the Loan Documents on the collateral described therein and take all actions, and execute and deliver to Lender all documents reasonably required by Lender from time to time in connection therewith, including supplemental security agreements, financing statements and other documents extending or perfecting Lender’s security interests in such collateral as they exist from time to time.

7.3	Notice of Certain Matters. Borrower shall give notice to Lender, within fifteen (15) days after Borrower obtains actual knowledge thereof, of each of the following:
(a)
any litigation or claim affecting or relating to the Property and involving an amount in excess of $50,000.00; and any litigation or claim that might subject Borrower or any Guarantor to liability in excess of $50,000.00, whether covered by insurance or not;

(b)
any dispute between Borrower and any Governmental Authority relating to the Property, the adverse determination of which might materially affect the Property, provided, however, Borrower’s involvement in, and representation at, hearings to secure Approvals shall not be deemed disputes for purposes of this Section 7.3(b);

(c)	any trade name hereafter used by Borrower and any change in Borrower’s principal place of business;
(d)	the creation or imposition of any mechanics’ lien or other lien against the Property;
(e)	any Default or Event of Default under any Loan Document;
(f)
except as disclosed in the Environmental Audit, the presence of any Hazardous Substances on, under or about the Property; any enforcement, clean‑up, removal or other action or requirement of any Governmental Authority relating to any such Hazardous Substances; and the existence of any occurrence or condition on any property in the vicinity of the Property that could cause the Property to be otherwise subject to any restrictions relating to Hazardous Substances; and/or

(g)	any material adverse change in the financial condition of Borrower or any Guarantor.
7.4
Further Assurances.  Borrower shall execute and acknowledge (or cause to be executed and acknowledged) and deliver to Lender all documents, and take all actions, reasonably required by Lender from time to time to confirm the rights created or now or hereafter intended to be created under the Loan Documents, to protect and further the validity, priority and enforceability of the Loan Documents, to subject to the Loan Documents any property intended by the terms of any Loan Document to be covered by the Loan Documents, to correct clerical errors herein and in the Loan Documents or otherwise to carry out the purposes of the Loan Documents and the transactions contemplated hereunder and thereunder.

7.5
Financial Statements; Access to Business Information.  The Borrower shall furnish to the Lender such financial information regarding the Borrower, its constituent partners or members, as the case may be, the Property and the Guarantor as the Lender may from time to time reasonably request, which shall include, without any further request therefore:

(a)
Operating Statements / Occupancy Report.  Within sixty (60) days after the end of each fiscal quarter, a management summary report / operating statement for the fiscal quarter then ended, certified by Borrower as being true and correct in all material respects and in form and substance satisfactory to Lender.  Borrower shall also deliver to Lender, concurrently with Borrower’s delivery of the management summary report / operating statement for the Property described above, a balance sheet for Borrower and the Property for the quarter then ended (to the extent not reflected in the quarterly operating statement), in form and substance satisfactory to Lender.

(b)
Guarantor’s Financial Statements.  Within ninety (90) days after the end of each calendar year, for guarantors who are not natural Persons (other than trusts established for estate planning purposes), (A) an audited balance sheet for Guarantor as of the end of each calendar year and an audited statement of profit and loss for Guarantor and for Guarantor’s operations for such calendar year, together with all supporting schedules and a statement of global cash flows and real estate assets, and (B) the opinion of an independent certified public accountant reasonably acceptable to Lender stating that such materials (1) were prepared in accordance with GAAP applied on a consistent basis (or in accordance with such other principles or methods as are reasonably acceptable to Lender), (2) fairly present  Guarantor’s financial condition, (3) show all material liabilities, direct and contingent, (4) fairly present the results of Guarantor’s operations, and (5) disclose the existence of any hedge and/or off-balance sheet transactions.  Notwithstanding the foregoing to the contrary, for the purposes of this subsection (b), to the extent that Guarantor’s board of directors is required by Applicable Laws to select an independent certified public accountant, any independent certified public accountant selected by Guarantor’s board of directors shall be deemed approved by Lender.

(c)
Covenant Compliance Reporting.  (i) Within ninety (90) days after June 30 and December 31 of each year of the Term, a signed Borrower Compliance Certificate, and (ii) Within ninety (90) days after June 30 and December 31 of each year of the Term, a signed Guarantor Compliance Certificate, together with the financial statements described in subsections (a) and (b) above.

(d)
Borrower Tax Returns.  Within thirty (30) days after filing, but not later than May 15 of each year (or October 31, provided a properly filed notice of extension has been filed and delivered to Lender), a copy of the federal income tax return filed for Borrower for the prior calendar year (or, if Borrower is a disregarded entity for income tax purposes, filed for the entity that incorporates Borrower into its income tax return), in each case prepared by a certified public accountant acceptable to Lender.

(e)
Guarantor’s Tax Returns.  With respect to each Guarantor, within thirty (30) days after filing, but not later than May 15 of each year (or October 31, provided a properly filed notice of extension has been filed and delivered to Lender), a copy of the federal income tax return filed with all supporting schedules and K-1, for Guarantor for the prior calendar year, in each case prepared by a certified public accountant acceptable to Lender.

(f)	Loan Usage Report. Within sixty (60) days after June 30th and December 31st of each calendar year of the Term, a loan usage report, on a form prepared by Lender and approved by Borrower and Guarantor.
7.6
Books and Records.  Borrower shall maintain proper books of accounts and records and enter therein complete and accurate entries and records of all of its transactions in accordance with GAAP, or reasonable cash accounting methods consistently applied in accordance with the past practices and give representatives of Lender access thereto at all reasonable times, including permission, subject to all Applicable Laws, to: (i) examine, copy and make abstracts from any books and records and such other information which might be helpful to Lender in evaluation the status of the Obligations as it may reasonably request from time to time, and (ii) communicate directly with any of the Borrower’s officers, employers, agents, accountants or other financial advisors with respect to the business, financial conditions and other affairs of the Borrower.

7.7	Project/Guarantor Accounts. Guarantor’s primary liquidity accounts, and interest bearing liquidity accounts, shall be established with Lender.
7.8
Keeping Guarantor Informed.  Borrower must keep Guarantor informed of Borrower’s financial condition and business operations, the condition and all uses of the Property, including all changes in condition or use, and any and all other circumstances that might affect Borrower’s ability to pay or perform its obligations under the Loan Documents.

7.9	Single Purpose Entity. Borrower covenants and agrees that it has not and shall not during the Term of the Loan:
(a)	engage in any business or activity other than the acquisition, ownership, operation, leasing and maintenance of the Property, and activities incidental thereto;
(b)	acquire or own any material asset other than (i) the Property, and (ii) such incidental Personal Property as may be necessary for the construction, operation or maintenance of the Property;
(c)
merge into or consolidate with any person or entity or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure;

(d)
(i) fail to preserve its existence as an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, or (ii) dissolve or otherwise terminate, or fail to comply with the provisions of Borrower’s organizational documents;

(e)	own any subsidiary or make any investment in or acquire the obligations or securities of any other person or entity;
(f)
fail to hold its assets in its own name, or commingle its assets with the assets of any of its partners, Affiliates, or of any other person or entity or transfer any assets to any such person or entity other than distributions on account of equity interests in the Borrower, to the extent, if any, permitted hereunder, and properly account for any other payments expressly permitted hereunder;

(g)
incur any Indebtedness, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the Loan and the Cap Agreement, except unsecured trade and operational Indebtedness incurred with trade creditors in the ordinary course of its business of owning and operating the Property in such amounts as are normal and reasonable under the circumstances, provided that such Indebtedness is not evidenced by a note and is paid when due;

(h)	allow any Person to pay Borrower’s debts and liabilities or fail to pay its debts and liabilities solely from its own assets;
(i)
fail to maintain its records, books of account and bank accounts separate and apart from those of the Member and any Affiliates of Borrower or its Member, or fail to prepare and maintain its own financial statements in accordance with GAAP or another accounting method reasonably satisfactory to Lender and susceptible to audit;

(j)
enter into or modify any contract or agreement with a Guarantor, or any Member or Affiliate of Borrower or a Guarantor, except (A) upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than such Guarantor or such Member or Affiliate of Borrower or a Guarantor or (B) to the extent required for regulatory or tax compliance or to maintain Guarantor’s REIT status;

(k)	seek dissolution or winding up, in whole or in part;
(l)	fail to correct any known misunderstandings regarding the separate identity of Borrower;
(m)
guaranty or become obligated for the debts of any other entity or person, or hold itself out to be responsible or pledge its assets or credit worthiness for the debts of another person or entity, or allow any person or entity to hold itself out to be responsible or pledge its assets or credit worthiness for the debts of the Borrower except in connection with the Loan;

(n)	make any loans or advances to any third party, including any Member or Affiliate of Borrower, except as expressly permitted herein;
(o)
fail to file its own tax returns or to use separate contracts, purchase orders, stationery, invoices and checks, provided, however, Borrower shall be permitted to market itself as a Global Self Storage facility;

(p)
fail either to hold itself out to the public as a legal entity separate and distinct from any other entity or person or to conduct its business solely in its own name in order not (i) to mislead others as to the entity with which such other party is transacting business, or (ii) to suggest that Borrower is responsible for the debts of any third party (including any Member or Affiliate of Borrower), provided, however, Borrower shall be permitted to market itself as a Global Self Storage facility;

(q)
fail to allocate fairly and reasonably among Borrower and any third party (including any Guarantor or any Affiliate of any of the foregoing) any overhead for common employees, shared office space or other overhead and administrative expenses;

(r)	fail to maintain a sufficient number of employees for Borrower’s contemplated business operations;
(s)
subject to available cash flows, fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(t)
file a voluntary petition or otherwise initiate proceedings to have the Borrower or Member adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Borrower or Member, or file a petition seeking or consenting to reorganization or relief of the Borrower or Member as debtor under any applicable federal or state law relating to bankruptcy, insolvency, or other relief for debtors with respect to the Borrower or Member; or seek or consent to the appointment of any trustee, receiver, conservator, assignee, sequester, custodian, liquidator (or other similar official) of the Borrower or Member or of all or any substantial part of the properties and assets of the Borrower or Member, or make any general assignment for the benefit of creditors of the Borrower or Member, or admit in writing the inability of the Borrower or Member to pay its debts generally as they become due or declare or effect a moratorium on the payment of any Indebtedness of Borrower or Member or take any action in furtherance of any such action;

(u)	intentionally omitted; or
(v)	conceal assets from any creditor, or enter into any transaction with the intent to hinder, delay or defraud creditors of the Borrower or the creditors of any other Person.
7.10
Additional Banking Laws.  The Borrower shall, to the extent required by Applicable Laws, (a) ensure that no Person who owns a controlling interest in or otherwise Controls the Borrower or any Affiliate is or shall be listed on the “Specially Designated Nationals and Blocked Person List” or other similar lists maintained by the OFAC, the Department of the Treasury, or included in any Executive Orders, (b) not use or permit the use of the proceeds of the Loan to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, (c) comply, and require each Affiliate to comply, with all applicable bank secrecy act laws and regulations, as amended.  Additionally, Borrower shall promptly notify Lender of any change in ownership of Borrower, or of any change in ownership of any direct or indirect owner of Borrower (excluding the sale of interests in a publically traded corporation), to the extent any such ownership change results in a change in the Persons who directly or indirectly own at least 10% of the equity interests of Borrower, or to the extent any direct or indirect owner of Borrower is a Prohibited Person.

7.11	Intentionally Omitted.
7.12	Taxes.
(a)
Borrower’s Obligation for Payment of Taxes.  Borrower shall pay or cause to be paid all Taxes when due and payable, and before any penalty attaches.  Borrower shall deliver promptly to Lender receipts or other reasonable evidence evidencing such payment (and, subject to Section 7.12(b) such evidence shall be furnished no later than the date that Taxes would otherwise be delinquent).  Borrower shall not suffer, permit, initiate, or otherwise cause for any purpose, the joint assessment of (i) the Property with any other real property, or (ii) the Property and the Personal Property, or any other procedure whereby the lien of real property taxes and assessments and the lien of personal property taxes shall be assessed, levied or charged against the Land as a single lien.  While any Obligations remain outstanding, the Property shall be segregated on the applicable tax rolls from all other property, both real and personal.  Borrower’s obligations under this Section 7.12 shall not be affected by any damage to, defects in or destruction of the Property or any other event, including obsolescence of all or any part of the Property.

(b)
Contest of Taxes.  Without need for providing notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes, provided that (i) no Event of Default is continuing; and (ii) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost so long as the contest is being pursued.  Notwithstanding the foregoing to the contrary, in the event an Event of Default is continuing, and Borrower desires to contest Taxes pursuant to this Section 7.12(b), borrower shall provide prior notice to Lender of such contest, and shall proceed only upon receipt of Lender’s approval, which shall not be unreasonably withheld, conditioned or delayed.

(c)
Effect of Change in Law.  If at any time any law is enacted which deducts from the value of real property, for taxation purposes, any lien thereon, or changes in any way the laws now in force for the taxation of mortgages, deeds of trust or debts secured thereby, or the manner of collection of any such taxes so as to affect any interest of Lender hereunder then Borrower shall pay such tax if it may lawfully do so.  If Borrower is not permitted by Applicable Laws to pay such tax, or if Borrower is not permitted by Applicable Laws to immediately reimburse Lender for any such payment, then the Obligations, at the option of Lender, upon not less than the lesser of (i) thirty (30) days written notice, or (ii) such shorter period as may be required to ensure compliance by Lender with Applicable Laws, shall become due and payable.

(d)
Change in Tax Laws.  If, by the laws of the United States of America, or of any state or municipality having jurisdiction over the Lender, the Borrower or the Property, any tax is imposed or becomes due in respect of the Note or the Mortgage (excluding income, excise or franchise taxes imposed upon the Lender, except as levied against the income of Lender as a complete or partial substitute for Taxes to be paid by Borrower hereunder), or any liens on the Property created thereby, then the Borrower shall pay such tax in the manner required by such law.

8. OTHER NEGATIVE COVENANTS.  While any Obligation of Borrower or Guarantor under the Loan Documents remains outstanding, the following provisions shall apply, except to the extent that Lender otherwise consents in writing:
8.1
Liens on Property.  Except as otherwise provided in this Agreement or in the Mortgage, Borrower shall not cause or suffer to become effective any lien, restriction or other title limitation affecting any part of the Property other than (i) the Mortgage, the Assignment of Leases and the Permitted Encumbrances, and (ii) real estate taxes and assessments not delinquent.  Borrower shall provide to Lender written evidence of the payment of all real estate taxes on or before such taxes become delinquent, subject to Section 7.12(b).  Notwithstanding anything to the contrary herein, Borrower shall not be deemed to be in Default under this Agreement or have committed an Event of Default if, within 30 days after Borrower becomes aware of the filing of any mechanic’s or materialmen’s lien against the Property, Borrower pays, bonds or otherwise discharges such lien.

8.2
Liens on Personal Property.  Borrower shall not install in, or use in connection with, the Property any Personal Property which any Person other than Lender has the right to remove or repossess under any circumstances, or on which any Person other than Lender has a lien.

8.3
Removal of Personal Property.  Borrower shall not, without Lender’s prior written consent (unless such consent is not required, as expressly provided in the Loan Documents), suffer, permit or enter into any agreement for any sale, lease, transfer, or in any way encumber or dispose of or grant or suffer any security or other assignment (collateral or otherwise) of or in all or any portion of the Property; provided, however, that Borrower, may enter into Leases in accordance with the terms and conditions of the Assignment of Leases and Rents.

8.4
Organizational Documents.  No Borrower shall amend, restate, modify or otherwise change its articles of organization, Operating Agreement or other organizational documents, as applicable, without the prior consent of Lender, unless any such change would not affect Borrower’s ability to own and operate the Property and perform its obligations under the Loan Documents.

8.5
Management Agreement.  Without the prior written consent of Lender, Borrower shall not enter into any agreement providing for the management, management of the leasing process or operation of any portion of the Property other than the Property Management Agreement.

8.6
Limitations on Additional Indebtedness; Other Prohibited Transactions.  Borrower will not create, assume, incur, suffer to exist, or in any manner become liable, directly, indirectly or contingently in respect to, any Indebtedness other than the following:  (a) Indebtedness owed to the Lender, including the Obligations under this Agreement, and, if applicable, Indebtedness owed to Lender or any Affiliate of Lender under any Lender Swap Agreement; (b) Indebtedness listed in the current financial statements of Borrower and any rearrangements, extensions or refinancings thereof which do not increase the amount thereof; and (c) Indebtedness in the form of accounts payable to trade creditors for goods or services which are not aged more than ninety (90) days from the billing date and current operating liabilities (other than for borrowed money) which are not more than ninety (90) days past due, in each case incurred in the ordinary course of business, as presently conducted, and paid within the specified time, unless contested in good faith and by appropriate proceedings.

8.8
Distributions.  If any time prior to the payment of the Loan in full an Event of Default has occurred Borrower shall not directly or indirectly make any distributions, loans, repayment of member or Affiliate loans, returns of capital contributions, payment of developer, management or other fees, or any other payments to its members or Affiliates, whether or not such payment is required or permitted pursuant to the terms of Borrower’s organizational documents.  Borrower shall not make any distribution or payment to any of its members at any time which would cause the Loan to qualify as a HVCRE exposure.

8.8 Guarantor’s Financial Covenants.  Borrower shall not permit the violation by Guarantor of any of the Guarantor’s Financial Covenants.
8.9
Debt Service Coverage Ratio.  Borrower shall be required to maintain a Debt Service Coverage Ratio of not less than 1.35 to 1.00, as determined by Lender based on trailing twelve (12)-month NOI and Applied Debt Service.  The Debt Service Coverage Ratio shall be calculated semi-annually on June 30th and December 31st of each calendar year of the Term.

8.10	Leasing.
(a)
Borrower shall not enter, modify or terminate any Lease except in the ordinary course of business or otherwise in accordance with the terms of the Assignment of Leases and Rents between Lender and Borrower.

(b)
Except as otherwise permitted under the Assignment of Leases and Rents, Borrower shall not enter into any Lease for any portion of the Property exceeding 5,000 square feet, except to self-storage tenants in Borrower’s ordinary course of business and pursuant to Borrower’s standard lease form approved, or deemed approved, by Lender in writing (the “Standard Lease Form”),

(c)
Borrower shall observe and perform all of the covenants, terms, conditions and agreements contained in the Leases to be observed or performed by the lessor thereunder, and the Borrower shall not knowingly do or suffer to be done anything to impair the security thereof.  The Borrower shall not (i) release the liability of any tenant under any Lease except in the ordinary course of Borrower’s business, (ii) consent to any tenant’s withholding of Rent in violation of such tenant’s Lease, (iii) consent to any tenant’s claim of a total or partial eviction, (iv) consent to a tenant termination or cancellation of any Lease, except as specifically provided therein or in the ordinary course of Borrower’s business, or (v) enter into any oral leases with respect to all or any portion of the Property.

(d)
Except for advance rental arrangements in effect prior to the date hereof, Borrower shall not collect any of the Rents assigned hereunder more than thirty (30) days in advance of the time when the same shall become due and payable, except for (i) the first month’s Rent due and payable under the execution of the applicable Lease, (ii) security or similar deposits, and (iii) Borrower may collect advance Rents in an amount not to exceed ten percent (10%) of all Rent collected in that year.

(e)
Borrower shall not make any other assignment of its entire or any part of its interest in or to any or all Leases, or any or all Rents, issues, income or profits assigned hereunder, except as specifically permitted by the Loan Documents.

(f)	Borrower shall not modify its Standard Lease Form in any material respect without obtaining the Lender’s prior written consent (not to be unreasonably withheld, conditioned or delayed).
(g)	Borrower shall not waive or excuse the obligation to pay Rent under any Lease, other than in the ordinary course of Borrower’s business.
(h)
Borrower shall, at its sole cost and expense, appear in and defend any and all actions and proceedings arising under, relating to or in any manner connected with any Lease or the obligations, duties or liabilities of the lessor or any tenant or guarantor thereunder, and shall pay all actual costs and expenses of the Lender, including court costs and reasonable attorneys’ fees, in any such action or proceeding in which the Lender may appear.

(i)	Borrower shall give prompt notice to the Lender of any notice of any material default by the lessor under any Lease received from any tenant or guarantor thereunder.
(j)
Borrower shall enforce the observance and performance of each material covenant, term, condition and agreement contained in each Lease to be observed and performed by the tenants and guarantors thereunder.

(k)	Borrower shall not permit any of the Leases to become subordinate to any lien or liens other than liens securing the indebtedness secured hereby or liens for general real estate taxes not delinquent.
(l)
Not later than ten (10) days after the Lender’s written request, Borrower shall deliver to Lender a certified occupancy report for the Property as of the last day of the most recently ended calendar quarter in a form reasonably satisfactory to Lender.  The foregoing obligation shall be in addition to any obligations of Borrower set forth in the Loan Agreement.

8.11	Intentionally Omitted.
8.12
Updated Appraisals.  Borrower agrees that Lender shall have the right to obtain an updated Appraisal of the Property from an appraiser approved by Lender at any time (a) that an Event of Default shall have occurred hereunder, (b) an Appraisal is required by then current banking regulations applicable to Lender, or (c) Lender determines in good faith that the security for the Loan has been physically or financially impaired in any material manner, and any such Appraisals shall be at Borrower’s expense; provided that Borrower shall not be required to pay for more than one Appraisal per calendar year except upon the occurrence and during the continuance of an Event of Default.  In the event that Lender shall elect to obtain such an Appraisal, Lender may immediately commission an appraiser acceptable to Lender to prepare such Appraisal and Borrower shall fully cooperate with Lender and the appraiser in obtaining the necessary information to prepare such Appraisal.  In the event that Borrower fails to cooperate with Lender in obtaining such an Appraisal or in the event that Borrower shall fail to pay for the cost of such Appraisal immediately upon demand, such event shall constitute an Event of Default hereunder and Lender shall be entitled to exercise all remedies available to it hereunder.

9. INSURANCE, CASUALTY AND CONDEMNATION.
9.1	Insurance Coverage. For so long as the Mortgage is in effect, Borrower shall continuously maintain insurance in accordance with the following provisions:
(a)
At its own cost, Borrower shall obtain and maintain at all times during the term of the Loan the Policies required by Lender pursuant to Exhibit D attached hereto.  Borrower shall provide Lender with evidence of all such insurance required hereunder.

(b)
The Policies to be obtained and maintained by Borrower under the provisions of this Agreement shall be issued by responsible insurance carriers with an A.M. Best’s rating of no less than A/VII, licensed to do business in the State of Illinois, who are acceptable to Lender and shall be in such form and with such endorsements, waivers and deductibles (in no event to exceed $25,000.00 per occurrence) as Lender shall designate or approve.  Without limitation on the foregoing:

(i)
All Policies shall name Borrower as the insured. The Policies shall each list Lender as mortgagee, lender loss payable and as an additional insured (under a standard non‑contributing mortgagee protection clause, in form reasonably satisfactory to Lender, attached to such Policy or Policies whenever applicable, and providing, among other matters, that all Insurance Proceeds (as hereinafter defined) shall be paid to Lender).  The liability insurance Policies shall list Lender as an additional insured.

(ii)
All Policies shall contain:  (1) the agreement of the insurer to give Lender at least thirty (30) days’ written notice prior to cancellation or expiration of or change in such Policies, or any of them (notwithstanding anything to the contrary herein, including in Section 4 of the Standard Insurance Guidelines attached hereto as Exhibit D, except in the event of non-payment, which shall require a 10 day advance notice as required by applicable statute); (2) a waiver of subrogation rights against Lender and, if available Borrower; (3) an agreement that such Policies are primary and non‑contributing with any insurance that may be carried by Lender; (4) a statement that the insurance shall not be invalidated should any insured waive, prior to a loss, any or all right of recovery against any party for loss accruing to the property described in the Policy; and (5) if obtainable, a provision that no act or omission of Borrower shall affect or limit the obligation of the insurance carrier to pay the amount of any loss sustained.  As of the date hereof, and subject to any changes in such requirements which Lender may, in its discretion, make from time to time pursuant to its rights under this Section 9.1, each Policy of property insurance hereunder shall contain a lender’s loss payable endorsement, lender clause, or other non‑contributory mortgagee clause of similar form and substance acceptable to Lender in favor of Lender as a mortgagee.

(c)
Concurrently herewith, Borrower shall deliver to Lender original Policies or certificates with premiums for the Policies (“Premiums”) prepaid evidencing the insurance required hereunder.  Borrower shall procure and pay for renewals of such insurance (or shall cause the procurement and payment) from time to time before the expiration thereof, and Borrower shall deliver to Lender such original renewal Policies or certificates with Premiums prepaid at least thirty (30) days before the expiration of any existing Policy.

(d)	Borrower may carry additional, separate insurance concurrent in kind or form or contributing upon loss, with any required insurance Policies, but only if the additional, separate insurance:
(i)	does not violate any required insurance, or entitle the carrier to assert any defense or disclaim any primary coverage under any required insurance;
(ii)	mutually benefits Borrower and Lender; and
(iii)	does not violate this Agreement.
(e)
Borrower, for itself, and on behalf of its insurers, hereby releases and waives any right to recover against Lender on any liability for:  damages for injury to or death of persons; any loss or damage to property, including the property of any occupant of the Property; any loss or damage to buildings or other improvements comprising the Property; any other direct or indirect loss or damage caused by fire or other risks, which loss or damage is or would be covered by the insurance required to be carried hereunder by Borrower, or is otherwise insured; or claims arising by reason of any of the foregoing, except to the extent caused solely by the gross negligence or willful misconduct of Lender.

(f)
Lender shall not, by reason of accepting, rejecting, obtaining or failing to obtain insurance, incur any liability for (i) the existence, non‑existence, form, amount or legal sufficiency thereof, (ii) the solvency or insolvency of any insurer, or (iii) the payment of losses.  All insurance required hereunder or carried by Borrower shall be procured at Borrower’s sole cost and expense.  Borrower shall deliver to Lender receipts satisfactory to Lender evidencing full prepayment of the Premiums therefor (for the periods and payments so covered by such payments).  In the event of foreclosure on, or other transfer of title in lieu of foreclosure of, the Property, all of Borrower’s interest in and to any and all Policies in force shall pass to Lender, or the transferee or purchaser as the case may be, and Lender is hereby irrevocably authorized to assign in Borrower’s name to such purchaser or transferee all such Policies, which may be amended or rewritten to show the interest of such purchaser or transferee.

(g)	Intentionally Omitted.
(h)	Lender, in its reasonable discretion, reserves the right to require additional insurance Policies not specifically addressed in this Agreement during the term of the Loan.
(i)
The Policies set forth on Exhibit D shall be standard ISO or equivalent coverage forms.  Manuscripted coverage forms may be deemed acceptable following satisfactory review by Lender’s insurance advisors.

(j)	Approval by the Lender of any Policies shall not be deemed a representation by the Lender as to the adequacy of coverage of such Policies or the solvency of the insurer.
9.2	Casualty Loss; Proceeds of Insurance.
(a)	The Borrower will give the Lender prompt written notice of any loss or damage to the Property, or any part thereof, by fire or other casualty.
(b)
In case of loss or damage covered by any one of the Policies in excess of $400,000.00 (the “Insurance Threshold”), the Lender is hereby authorized to settle and adjust any claim under such Policies (and after the entry of a decree of foreclosure, or a sale or transfer pursuant thereto or in lieu thereof, the decree creditor or such purchaser or transferee, as the case may be, are hereby authorized to settle and adjust any claim under such Policies) upon consultation with, but without requiring the consent of, the Borrower; and the Lender shall, and is hereby authorized to, collect and receipt for any and all proceeds payable under such Policies in connection with any such loss (collectively, the “Insurance Proceeds”).  Borrower hereby irrevocably appoints Lender as its attorney-in-fact for the purposes set forth in the preceding sentence.  Each insurance company is hereby authorized and directed to make payment (i) of 100% of all such losses (if such loss exceeds the Insurance Threshold) directly to Lender alone, and (ii) of 100% of all such losses (if such loss is less than or equal to the Insurance Threshold) directly to Borrower alone, and in no case to Borrower and Lender jointly.  All reasonable costs and expenses incurred by the Lender in the adjustment and collection of any such Insurance Proceeds (including without limitation reasonable attorneys’ fees and expenses) shall be additional Obligations, and shall be reimbursed to the Lender upon demand or may be paid and deducted by the Lender from such Insurance Proceeds prior to any other application thereof.  Lender shall not be responsible for any failure to collect any Insurance Proceeds due under the terms of any policy regardless of the cause of such failure, other than the gross negligence or willful misconduct of Lender.

(c)
Insurance Proceeds received by the Lender under the provisions of this Agreement or any instrument supplemental hereto or any Policy or Policies covering any Improvements or any part thereof shall be applied by the Lender at its option as and for a prepayment on the Note, without a prepayment fee (whether or not the same is then due or otherwise adequately secured), or shall be disbursed for restoration of such Improvements (“Restoration”), in which event the Lender shall not be obligated to supervise Restoration work nor shall the amount so released or used be deemed a payment of the Obligations evidenced by the Note.  If Lender elects to permit the use of Insurance Proceeds to restore such Improvements it may do all necessary acts to accomplish that purpose, including advancing additional funds and all such additional funds shall constitute part of the Obligations.  If Lender elects to make the Insurance Proceeds available to Borrower for the purpose of effecting the Restoration, any excess of Insurance Proceeds above the amount necessary to complete the Restoration shall be applied as and for a prepayment on the Note, without a prepayment fee or premium.  No interest shall be payable to Borrower upon Insurance Proceeds held by Lender.

(d)
So long as any Obligations shall be outstanding and unpaid, and whether or not Insurance Proceeds are available or sufficient therefor, the Borrower shall promptly commence and complete, or cause to be commenced and completed, with all reasonable diligence, the Restoration of the Property as nearly as possible to the same value, condition and character which existed immediately prior to such loss or damage in accordance with the Restoration Plans and in compliance with all legal requirements and if applicable, the requirements of all Leases.  Any Restoration shall be effected in accordance with procedures to be first submitted to and approved by the Lender in accordance with Section 9.4 hereof.  The Borrower shall pay all costs of such Restoration to the extent Insurance Proceeds are not made available or are insufficient.

9.3	Condemnation and Eminent Domain.
(a)
Any and all awards (the “Awards”)  in excess of $400,000.00 heretofore or hereafter made or to be made to the Borrower (or any subsequent owner of the Property, or any part thereof) by any governmental or other lawful authority for the taking, by condemnation or eminent domain, of all or any part of the Property (including any award from the United States government at any time after the allowance of a claim therefor, the ascertainment of the amount thereto, and the issuance of a warrant for payment thereof), are hereby assigned by the Borrower to the Lender, which Awards the Lender is hereby authorized to collect and receive from the condemnation authorities, and the Lender is hereby authorized to appear in and prosecute, in the name of and on behalf of the Borrower, any action or proceeding to enforce any such cause of action in which an award in excess of $400,000.00 is sought and to make any compromise or settlement in connection therewith and to give appropriate receipts and acquittance therefor in the name and in behalf of the Borrower.  The Borrower shall give the Lender immediate notice of the actual or threatened commencement of any condemnation or eminent domain proceedings affecting all or any part of the Property after Borrower has knowledge of same and shall deliver to the Lender copies of any and all papers served in connection with any such proceedings.  All reasonable costs and expenses incurred by the Lender in the adjustment and collection of any such Awards (including without limitation reasonable attorneys’ fees and expenses) shall be additional Obligations, and shall be reimbursed with interest thereon to the Lender from any Award prior to any other application thereof.  The Borrower further agrees to make, execute and deliver to the Lender, at any time upon request, free, clear, and discharged of any encumbrance of any kind whatsoever (other than Permitted Encumbrances), any and all further assignments and other instruments deemed necessary by the Lender for the purpose of validly and sufficiently assigning all Awards in excess of $400,000.00 and other compensation heretofore and hereafter made to the Borrower for any permanent taking, under any such proceeding.

(b)
The proceeds of any Award received by the Lender under the provisions of this Agreement or any instrument supplemental hereto shall be  applied by the Lender at its option as and for a prepayment of the Obligations, without a prepayment fee (whether or not the same is then due or otherwise adequately secured), or shall be disbursed for Restoration of the Property or any portion thereof, in which event the Lender shall not be obligated to supervise Restoration work nor shall the amount so released or used be deemed a payment of the Obligations.  If Lender elects to permit the use of the proceeds of an Award to restore the Property or any portion thereof, it may do all necessary acts to accomplish that purpose, including advancing additional funds, all such additional funds to constitute part of the Obligations.  If Lender elects to make the proceeds of an Award available to Borrower for the purpose of effecting the Restoration, or, following an Event of Default, elects to restore such Improvements, any excess of such proceeds above the amount necessary to complete the Restoration shall be applied as and for a prepayment of the Obligations, without a prepayment fee or premium.  No interest shall be payable to Borrower upon such proceeds held by Lender.

(c)	Intentionally Omitted.
(d)
So long as any Obligations shall be outstanding and unpaid, and whether or not Awards are available or sufficient therefor, the Borrower shall promptly commence and complete, or cause to be commenced and completed, with all reasonable diligence the Restoration of the portion of the Property not so taken as nearly as possible to the same value, condition and character, which existed immediately prior to such taking in compliance with all legal requirements.  Any Restoration of the Property involving costs in excess of $400,000.00 shall be effected in accordance with Restoration Plans to be first submitted to and approved by the Lender as provided in Section 9.4(c) hereof.  The Borrower shall pay all costs of such Restoration to the extent the Award is not made available or is insufficient.

9.4	Disbursement of Insurance Proceeds and Awards.
(a)
All Insurance Proceeds and/or Awards received by the Lender as provided in Section 9.2 or Section 9.3 hereof shall, after payment or reimbursement therefrom of all reasonable costs and expenses (including without limitation reasonable attorneys’ fees and expenses) incurred by the Lender in the adjustment and collection thereof (collectively, the “Net Insurance Proceeds”), shall be deposited with the Lender, or such other depositary as may be designated by the Lender, and applied as provided in this Section.

(b)
All Net Insurance Proceeds which are not applied to the payment of the Obligations shall be applied to fund the payment of the costs, fees and expenses incurred for the Restoration of the Property as required under Section 9.2 or Section 9.3 hereof and such Net Insurance Proceeds shall be disbursed through the title company which has insured the lien of the Mortgage to complete the Restoration; provided that the Lender shall receive the following:

(i)
Restoration Plans (unless the costs involved in such Restoration shall not exceed $400,000.00), which shall be subject to the reasonable approval of the Lender prior to the commencement of the Restoration.

(ii)
Such architect’s and engineer’s certificates, waivers or releases of lien, contractor’s sworn statements, payment and performance bonds (if applicable), title insurance endorsements, plats of survey, opinions of counsel and such other evidences of cost, payment and performance as the Lender may reasonably require and approve.

(c)
Subject to availability of Approvals, weather-related delays, or other matters beyond Borrower’s reasonable control, if the Borrower shall fail to commence Restoration within thirty (30) days after the final settlement of the claim involving loss or damage to the Property, and diligently proceed to complete Restoration in accordance with the Restoration Plans and all Applicable Laws, or if any other Event of Default shall occur hereunder at any time (whether before or after the commencement of such Restoration), all or any portion of the Obligations may be declared to be immediately due and payable and such Net Insurance Proceeds, or any portion thereof, then held, or subsequently received, by the Lender or other depositary hereunder may be applied, at the option and in the sole discretion of the Lender, to the payment or prepayment of the Obligations in whole or in part, or to the payment and performance of such obligations of the Borrower as may then be in default hereunder.

(d)
Any surplus which may remain out of such Net Insurance Proceeds after payment of all costs, fees and expenses of such Restoration shall be applied to prepayment of the Obligations, without the payment of a prepayment fee or prepayment premium.

10. DEFAULTS AND REMEDIES.
10.1
Events of Default.  The occurrence of any one or more of the following shall constitute an “Event of Default” as said term is used herein, and any Event of Default which may occur hereunder shall constitute an Event of Default under each of the other Loan Documents:

(a)
Borrower fails to pay (i) any scheduled installment of principal or interest payable pursuant to the terms of the Note within ten (10) days after the date when due, (ii) any final payment of all principal, interest, late fees and other costs due at maturity of the Loan, whether the Loan is due because of a Maturity Date or due as the result of any acceleration of maturity pursuant to the terms of this Agreement, or (iii) any other amount payable to Lender under the Note, this Agreement, the Mortgage or any of the other Loan Documents within five (5) days after written notice from Lender; or, if another period is specified in any such Loan Document, the period specified therein; or

(b)
Borrower fails to perform or cause to be performed, within all applicable notice and cure periods, any other obligation or observe any other condition, covenant, term, agreement or provision required to be performed or observed by Borrower under the Note, this Agreement, the Mortgage or any of the other Loan Documents and not specifically described in this Section 10.1 or in the Default section of any other Loan Document; provided, however, that if such failure by its nature can be cured, then so long as the continued operation, safety and value of the Property, and the priority, validity and enforceability of the liens created by the Mortgage or any of the other Loan Documents, are not impaired, threatened or jeopardized, then Borrower shall have a period (the “Cure Period”) of thirty (30) days after Borrower obtains actual knowledge of such failure or receives written notice of such failure to cure the same and an Event of Default shall not be deemed to exist during the Cure Period; provided further that if such failure by its nature can be cured but cannot be cured by the payment of money and Borrower commences to cure such failure during the Cure Period and is diligently and in good faith attempting to effect such cure, the Cure Period shall be extended for thirty (30) additional days, but in no event shall the Cure Period be longer than sixty (60) days in the aggregate; or

(c)
The existence of any inaccuracy or untruth in any material respect in any certification, representation or warranty contained in this Agreement or any of the other Loan Documents or of any statement or certification as to facts delivered to the Lender by the Borrower or any Guarantor; or

(d)
Borrower or any Guarantor is dissolved, liquidated or terminated, or all or substantially all of the assets of Borrower or any Guarantor are sold or otherwise transferred without Lender’s prior written consent; or

(e)
Borrower or Guarantor is the subject of an order for relief by a bankruptcy court, or is unable or admits its inability (whether through repudiation or otherwise) to pay its debts as they mature, or makes an assignment for the benefit of creditors; or Borrower or any Guarantor applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or any part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of Borrower, Manager or any Guarantor, as the case may be, and the appointment continues undischarged or unstayed for sixty (60) days; or Borrower or any Guarantor institutes or consents to any bankruptcy, insolvency, reorganization, dissolution, custodianship, conservatorship, liquidation or similar proceeding relating to it or any part of its property; or any similar proceeding is instituted without the consent of Borrower or any Guarantor, as the case may be, and continues undismissed or unstayed for sixty (60) days; or any judgment, writ, warrant of attachment or execution, or similar process is issued or levied against any property of Borrower or any Guarantor and is not released, vacated or fully bonded within thirty (30) days after its issue or levy; or

(f)
Any Guaranty is repudiated, revoked or terminated in whole or in part without Lender’s prior written consent; or any Guarantor claims that his, her or its Guaranty is ineffective or unenforceable, in whole or in part and for any reason, with respect to amounts then outstanding or amounts that might in the future be outstanding; or

(g)	Intentionally Omitted; or
(h)	The occurrence of a Prohibited Transfer (as defined in the Mortgage);
(i)
At Lender’s option in its sole and absolute discretion, the institution of foreclosure proceedings that are not dismissed, discharged, paid or bonded within thirty (30) days with respect to any mechanic’s lien or any other lien secured by an interest in the Property;

(j)
The withdrawal or removal of Winmill as Manager, provided, however, Borrower shall not be deemed to have committed an Event of Default if, within 60 days following the death, incapacity, retirement or removal of Winmill, Winmill is replaced, subject to Lender’s approval, which shall not be unreasonably withheld, conditioned or delayed, provided further, however, that so long as Winmill continues to act as Manager, Borrower may replace O’Malley as Manager, and add additional Managers, without Lender’s approval; or

(k)
Borrower is enjoined or otherwise prohibited by any Governmental Authority from occupying and operating the Property and such injunction or prohibition continues unstayed for thirty (30) days or more for any reason; or

(l)
Any material provision of this Agreement or the other Loan Documents shall at any time for any reason cease to be valid and binding on the Borrower, or shall be declared to be null and void, or the validity or enforceability thereof shall be successfully contested by any Governmental Authority, or Borrower shall deny that it has any or further liability or obligation under this Agreement or any of the other Loan Documents; or

(m)
Any default which persists beyond all applicable notice and cure periods by the Borrower or any Guarantor in any payment of principal or interest due and owing upon any other Indebtedness of the Borrower for borrowed money beyond any period of grace provided with respect thereto or in the performance of any other agreement, term or condition contained in any agreement under which such obligation is created, if the effect of such default is to accelerate the maturity of such Indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to its stated maturity; or

(n)	Any Guarantor fails to perform any obligation (following all applicable notice and cure periods) required to be performed by Guarantor under the Guaranty; or
(o)
All or any material portion of the Property is condemned, seized or appropriated by a Governmental Authority in a manner which materially and adversely affects the Property or Borrower’s ability to operate the Property; or

(p)
The Property is materially damaged or destroyed by fire or other casualty unless Borrower establishes within ninety (90) days after such casualty its qualification under Section 9.2(d) of this Agreement to use any available Insurance Proceeds to restore the Property and thereafter diligently restores the Property in accordance with this Agreement and the Mortgage, subject to Borrower’s receipt of all permits and approvals required in connection with such Restoration; or

(q)	The existence of any fraud, dishonesty or bad faith by or with the acquiescence of Borrower or any Guarantor which in any way relates to or affects the Loan or the Property; or
(r)	The occurrence of any event specifically identified as an Event of Default in any other section of this Agreement or in any other Loan Document; or
(s)
Borrower or any Guarantor shall have a final, non-appealable judgment entered against it, him or her in excess of One Hundred Thousand Dollars ($100,000.00) as to the Borrower and Two Hundred Fifty Thousand Dollars ($250,000.00) as to any Guarantor in any civil, administrative or other proceeding, which judgment is not fully covered by insurance, and such judgment remains unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of thirty (30) days from the date of its entry; or

(t)	The occurrence of an uncured default under any Lender Swap Agreement (if applicable); or
(u)
The occurrence of a breach of the Debt Service Coverage Ratio requirements, provided, however, that Borrower shall have a period of thirty (30) days after receiving notice of such breach from Lender to cure the breach by (i) agreeing to reduce the Loan Amount to an amount necessary to bring the Loan into compliance with the requirements of Section 8.9 hereof, or (ii) depositing with Lender the amount necessary to bring the Loan into compliance with the requirements of Section 8.9 hereof, such deposit to be released by Lender after the next successful semi-annual test, or earlier, in Lender’s sole discretion; or

(v)	The failure to deliver any of the financial statements, Borrower Compliance Certificate, or Guarantor Compliance Certificates when due pursuant to Section 7.5 of this Agreement; or
(w)	The occurrence of a default under Sections 7.7, 9.1(a) and 9.1(b).
10.2
Remedies Upon Default.  Upon the occurrence of any Event of Default, Lender shall take such action or actions as Lender may direct, at Lender’s option and in its absolute discretion, including, but not limited to, any or all of the following actions:

(a)
Terminate any obligation or responsibility on the part of Lender to make further advances of Loan Proceeds or of any other amounts held by Lender and constituting security for the Obligations pursuant to this Agreement or any other Loan Document;

(b)
Declare the outstanding principal balance of the Loan, together with all accrued interest thereon and other amounts owing in connection therewith, to be immediately due and payable in full, regardless of any other specified due date, and in the event of the occurrence of an Event of Default under Section 10.1(e) such principal and interest shall become immediately due automatically; and/or

(c)
Exercise any of its rights under the Loan Documents and any rights provided by Applicable Laws, including the right to foreclose on any security and exercise any other rights with respect to any security, all in such order and manner as Lender elects in its absolute discretion.

10.3
Cumulative Remedies, No Waiver.  Lender’s rights and remedies under the Loan Documents are cumulative and in addition to all rights and remedies provided by Applicable Laws from time to time.  The exercise or direction to exercise by Lender of any right or remedy shall not constitute a cure or waiver of any default, nor invalidate any notice of default or any act done pursuant to any such notice, nor prejudice Lender in the exercise of any other right or remedy.  No waiver of any default shall be implied from any omission by Lender to take action on account of such default if such default persists or is repeated.  No waiver of any default shall affect any default other than the default expressly waived, and any such waiver shall be operative only for the time and to the extent stated.  No waiver of any provision of any Loan Document shall be construed as a waiver of any subsequent breach of the same provision.  The consent by Lender to any act by Borrower requiring further consent or approval shall not be deemed to waive or render unnecessary Lender’s consent to or approval of any subsequent act.  Lender’s acceptance of the late performance of any obligation shall not constitute a waiver by Lender of the right to require prompt performance of all further obligations; Lender’s acceptance of any performance following the sending or filing of any notice of default shall not constitute a waiver of Lender’s right to proceed with the exercise of remedies for any unfulfilled obligations; and Lender’s acceptance of any partial performance shall not constitute a waiver by Lender of any rights relating to the unfulfilled portion of the applicable obligation.

11. EXPANSION PROJECTS; OTHER AGREEMENTS.
(a)
Notwithstanding anything herein to the contrary, Borrower shall have the right to use Loan Proceeds, up to but not exceeding the Property Improvement Limit, for the expansion of any one or more Property or conversion of non-self storage portions of any Property to self storage (each, an “Expansion Project”).  No Expansion Project will require any notice to, or approval from, Lender.  In the event that Borrower undertakes any Expansion Project, Borrower shall cause all Expansion Project work to be completed in a good, workmanlike, and lien-free manner, using commercial-grade materials, in compliance with all Applicable Laws.

(b)
Notwithstanding anything herein or in the other Loan Documents to the contrary, each Borrower and Guarantor shall have the right, without need for Lender’s approval, to enter into or modify any agreements with subsidiaries or affiliates of any Borrower or Guarantor in connection with, without limitation, expense sharing, taxable REIT subsidiaries or trademark licensing.

(c)
Each Borrower and Guarantor shall have the right, without need for Lender’s approval, to enter into or modify agreements concerning the provision of services or payment and employment of employees, provided that the terms of such agreements shall be fair and reasonable.

(d)
Lender acknowledges that under no circumstances shall any of Borrower’s or Guarantor’s constituent members, shareholders, directors or partners, direct or indirect, have any personal liability for the Loan or any of Borrower’s or Guarantor’s obligations under any of the Loan Documents (except with respect to Guarantor under the Guaranty and Environmental Indemnity Agreement).

12. MISCELLANEOUS.
12.1	Nonliability. Borrower acknowledges and agrees that:
(a)
notwithstanding any other provision of any Loan Document:  (i)  Lender is not and shall be deemed a partner, joint venturer, alter‑ego, manager, controlling person or other business associate or participant of any kind of Borrower and Lender does not intend to ever assume any such status; (ii)  Lender does not intend to ever assume any responsibility to any Person for the quality or safety of the Property, and (iii)  Lender shall not be deemed responsible for or a participant in any acts, omissions or decisions of Borrower;

(b)
Lender shall not be directly or indirectly liable or responsible in any way for any loss, cost, damage, penalty, expense, liabilities or injury of any kind to any Person or property resulting from any construction on, or development, occupancy, ownership, management, operation, possession, condition or use of, the Property (except to the extent solely caused by Lender’s or Lender’s proven gross negligence or willful misconduct), including without limitation those resulting or arising directly or indirectly from:  (i) any defect in any Improvements; (ii) any act or omission of Borrower or any of Borrower’s agents, employees, independent contractors, licensees or invitees; or (iii) any accident on the Property or any fire or other casualty or hazard thereon; and

(c)
By accepting or approving anything required to be performed or given to Lender under the Loan Documents, including any certificate, financial statement, Survey, Appraisal or insurance policy, Lender shall not be deemed to have warranted or represented the sufficiency or legal effect of the same, and no such acceptance or approval shall constitute a warranty or representation by Lender to anyone.

12.2	Indemnification of the Lender.
(a)
To the fullest extent permitted by law, the Borrower agrees to indemnify, hold harmless and defend the Lender, and each of its officers, members, directors, officials, employees, attorneys and agents (collectively, the “Indemnified Parties”), against any and all losses, damages, claims, actions, liabilities, costs and expenses of any conceivable nature, kind or character (including, without limitation, reasonable attorneys’ fees, litigation and court costs, amounts paid in settlement and amounts paid to discharge judgments) to which the Indemnified Parties, or any of them, may become subject under or any statutory law (including federal or state securities laws) or at common law or otherwise, caused by or based upon or to the extent resulting from:

(i)
(A) the making of the Loan; (B) a claim, demand or cause of action that any Person has or asserts against Borrower, Member or any Guarantor; (C) the payment of any commission, charge or brokerage fee incurred in connection with the Loan; (D) any act or omission of Borrower, any of their respective agents, employees, licensees, contractor, subcontractor or material supplier, engineer, architect or other Person with respect to the Loan or the Property; (E) the construction, development, ownership, occupancy, management, operation, possessing condition or use of the Property; (F) the Loan Documents, or the execution or amendment thereof, or in connection with any of the transactions contemplated thereby, including without limitation, the making of the Loan; and (G) any lien or charge upon payments by the Borrower to the Lender hereunder, or any taxes (including, without limitation, ad valorem taxes and sales taxes), assessments, impositions and other charges imposed in respect of all or any portion of the Property;

(ii)
any act or omission of the Borrower or any of its agents, contractors, servants, employees or licensees in connection with the Loan or the Property, the operation of the Property, or the condition, environmental or otherwise, occupancy, use, possession, conduct or management of the Property, and

(iii)	any violation of any environmental law, rule or regulation with respect to, or the release of any toxic substance from, the Property or any part thereof, in the case of the foregoing indemnification of the Lender or any of the other Indemnified Parties, to the extent such damages are caused by the gross negligence or willful misconduct of such Indemnified Party; and provided that this Section is not intended to give rise to a right of the Lender to claim payment of the principal and accrued interest with respect to the Loan as a result of an Indemnified Party claim.  In the event that any action or proceeding is brought against any Indemnified Party with respect to which indemnity may be sought hereunder, the Borrower, upon written notice from the Indemnified Party, shall assume the investigation and defense thereof, including the employment of counsel selected by the Indemnified Party, and shall assume the payment of all expenses related thereto, with full power to litigate, compromise or settle the same in its sole discretion; provided that the Indemnified Party shall have the right to review and approve or disapprove any such compromise or settlement.  Each Indemnified Party shall have the right to employ separate counsel in any such action or proceeding and participate in the investigation and defense thereof, and the Borrower shall pay the reasonable fees and expenses of such separate counsel; provided, however, that such Indemnified Party may only employ separate counsel at the expense of the Borrower if in the judgment of such Indemnified Party a conflict of interest exists by reason of common representation or if all parties commonly represented do not agree as to the action (or inaction) of counsel.
(b)
Notwithstanding any transfer of the Property to another owner in accordance with the provisions of this Agreement, the Borrower shall remain obligated to indemnify each Indemnified Party pursuant to this Section if such subsequent owner fails to indemnify any party entitled to be indemnified hereunder, unless such Indemnified Party has consented to such transfer and to the assignment of the rights and obligations of the Borrower hereunder.

(c)
The rights of any persons to indemnity hereunder and rights to payment of fees and reimbursement of expenses pursuant to this Agreement shall survive the final repayment of the Loan.  The provisions of this Section shall survive the termination of this Agreement.

12.3
Reimbursement of Lender.  Borrower shall reimburse Lender for all expenses incurred in making or administering the Loan promptly upon written demand. Such reimbursement obligations shall bear interest following written demand at the Default Rate until paid, and shall be secured by the Loan Documents.  Such reimbursement obligations shall survive the cancellation of the Note and the release and reconveyance of the Loan Documents.

12.4
Obligations Unconditional and Independent.  Notwithstanding the existence at any time of any obligation or liability of Lender to Borrower, or any other claim by Borrower against Lender in connection with the Loan or otherwise, Borrower hereby waives any right it might otherwise have (a) to offset any such obligation, liability or claim against Borrower’s obligations under the Loan Documents or (b) to claim that the existence of any such outstanding obligation, liability or claim excuses the nonperformance by Borrower of any of its obligations under the Loan Documents.

12.5
Notices.  Any notices, communications and waivers under this Agreement shall be in writing and shall be (a) delivered in person, (b) mailed, postage prepaid, either by registered or certified mail, return receipt requested, or (c) sent by overnight express carrier, addressed in each case as follows:

To the Lender:      TCF National Bank
800 Burr Ridge Parkway
Burr Ridge, IL 60527
Attn:  Mikal Christopherson

With a copy to:      POLSINELLI
1401 Lawrence Street, Suite 2300
Denver, CO 80202
Attn:  Mike Strand, Esq.

To the Borrower:            c/o Global Self Storage, Inc.
11 Hanover Square , 12th Floor
New York, New York 10005
Attn:  Mark C. Winmill

With a copy to:      McCausland Keen & Buckman
80 W. Lancaster Avenue, 4th Floor
Devon, PA  19333-1331
Attn:  Andrew Maguire, Esq.

or to any other address as to any of the parties hereto, as such party shall designate in a written notice to the other party hereto.  All notices sent pursuant to the terms of this section shall be deemed received (i) if personally delivered, then on the date of delivery, (ii) if sent by overnight, express carrier, then on the next Business Day immediately following the day sent, or (iii) if sent by registered or certified mail, then on the earlier of the third Business Day following the day sent or when actually received.
12.6
Survival of Representations and Warranties.  All representations and warranties of Borrower and each Guarantor in the Loan Documents shall survive the making of the Loan and have been or will be relied on by Lender and Lender notwithstanding any investigation made by Lender or Lender, as the case may be.

12.7
No Third Parties Benefited.  This Agreement is made for the purpose of setting forth rights and obligations of Borrower and Lender, and no other Person shall have any rights hereunder or by reason hereof.

12.8
Binding Effect, Assignment of Obligations.  This Agreement shall bind, and shall inure to the benefit of, Borrower and Lender and their respective successors and assigns.  Borrower shall not assign any of its rights or obligations under any Loan Document without the prior written consent of Lender, which consent may be withheld in Lender’s absolute discretion.  Any such assignment without such consent shall be void.

12.9	Counterparts. Any Loan Document may be executed in counterparts, all of which, taken together, shall be deemed to be one and the same document.
12.10
Prior Agreements; Amendments; Consents.  This Agreement (together with the other Loan Documents) contains the entire agreement among Lender and Borrower with respect to the Loan, and all prior negotiations, understandings and agreements (including, but not limited to, any commitment letter issued by Lender to Borrower) are superseded by this Agreement and such other Loan Documents.  No modification of any Loan Document (including waivers of rights and conditions) shall be effective unless in writing and signed by the party against whom enforcement of such modification is sought, and then only in the specific instance and for the specific purpose given. Notwithstanding the foregoing, Lender shall have the right to waive or modify, conditionally or unconditionally, the conditions to its approvals and consents hereunder, without the consent of any party.  Consents and approvals to be obtained from Lender shall be in writing.

12.11
Governing Law.  Except as otherwise provided therein, all of the Loan Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois without regard to the conflicts of laws principles thereof; provided that if Lender has greater rights or remedies under federal law, then such right and/or remedies under federal law shall also be available to Lender.

12.12
Severability of Provisions.  No provision of any Loan Document that is held to be unenforceable or invalid shall affect the remaining provisions, and to this end all provisions of the Loan Documents are hereby declared to be severable.

12.13	Headings. Article and section headings are included in the Loan Documents for convenience of reference only and shall not be used in construing the Loan Documents.
12.14
Conflicts.  In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, this Agreement shall prevail; provided however that, with respect to any matter addressed in both such documents, the fact that one document provides for greater, lesser or different rights or obligations than the other shall not be deemed a conflict unless the applicable provisions are inconsistent and could not be simultaneously enforced or performed.

12.15	Time of the Essence. Time is of the essence of all of the Loan Documents.
12.16	Participations, Pledges and Syndication and Securitization.
(a)
Lender may transfer, assign, sell and/or grant participations in the Loan or any of them at any time, in whole and in part, and may furnish any transferee, assignee, purchaser or participant or prospective transferee, assignee, purchaser or participant with any and all documents and information (including without limitation, financial information) relating to Borrower, Member, any Guarantor, and the Loan or any of them that Lender deems advisable in connection therewith.  Borrower’s indemnity obligations under the Loan Documents shall also apply with respect to any transferee, assignee, purchaser or participant and the directors, officers, agents and employees of any transferee, assignee, purchaser or participant.  The Borrower, its Member and any Guarantor or any of his, her, it’s or their respective Affiliates or subsidiaries shall not be given an opportunity to be a transferee, assignee, purchaser or participate under any circumstances without the prior, written consent of the Lender which may be withheld in its sole and absolute discretion.

(b)
In the event of any such transfer, assignment, sale or participation, the Lender and the parties to such transaction shall share in the rights and obligations of the Lender as set forth in the Loan Documents only as and to the extent they agree among, themselves.  In connection with any such transfer, assignment, sale or participation, Borrower further agrees that the Loan Documents shall be sufficient evidence of the obligations of Borrower to each transferee, assignee, purchaser, or participant, and upon written request by this Lender, Borrower shall enter into such amendments or modifications to the Loan Documents as may be reasonably required in order to evidence any such transfer, assignment, sale or participation, as the case may be.

12.17
Rights to Share Information.  The Lender shall have the right to discuss the affairs of the Borrower with any Guarantor and/or other third parties and to discuss the course of lease-up, operation and management of the Property, the financial condition of the Borrower, any Guarantor and the Property, and to disclose any non-confidential information received by Lender regarding the Borrower, any Guarantor, the Property or any Member of the Borrower with any Guarantor and/or other third parties, singularly or together, as Lender may choose in its sole and absolute discretion.  Notwithstanding the foregoing, Borrower and Guarantor shall have the right to disclose and provide copies of this Agreement and the other Loan Documents to (a) their counsel, accountants, shareholders and agents and (b) other parties in connection with the Cap Agreement. In no event shall either party’s public disclosure of confidential information in violation of this Agreement be deemed a waiver with respect to future disclosures by the non-disclosing party.

12.18
Pledge to Federal Reserve.  Anything in this Agreement to the contrary notwithstanding, without notice to or consent of any party or the need to comply with any of the formal or procedural requirements of this Agreement, the Lender and/or any transferee, assignee, purchaser or participant may (to the fullest extent permitted under Applicable Laws) at any time and from time to time pledge and assign any or all of its right, title and interest in, to and under all or any of the Loan or the Loan Documents to a Federal Reserve Bank.

12.19
Guaranties Unsecured.  The Loan Documents shall secure Borrower’s obligations under the Loan Documents.  Notwithstanding the fact that the Loan Documents may now or hereafter include one or more Guaranties and/or other documents creating obligations of Persons other than Borrower, and notwithstanding the fact that any Loan Document may now or hereafter contain general language to the effect that it secures “the Loan Documents,” no Loan Document shall secure any Guaranty, or any other obligation of any Person other than Borrower, unless such Loan Document specifically describes such Guaranty or other obligation as being secured thereby.

12.20
JURY WAIVER.  BORROWER AND LENDER HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG BORROWER AND LENDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR ANY RELATIONSHIP BETWEEN BORROWER AND LENDER.  THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO PROVIDE THE LOAN DESCRIBED HEREIN AND IN THE OTHER LOAN DOCUMENTS.

12.21
JURISDICTION AND VENUE.  BORROWER HEREBY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT SHALL BE LITIGATED IN THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS, OR THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS OR, IF LENDER INITIATES SUCH ACTION, ANY COURT IN WHICH LENDER SHALL INITIATE SUCH ACTION AND WHICH HAS JURISDICTION.  BORROWER HEREBY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED BY LENDER IN ANY OF SUCH COURTS, AND HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN, AND AGREES THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO LENDER AT THE ADDRESS TO WHICH NOTICES ARE TO BE SENT PURSUANT TO THIS AGREEMENT.  BORROWER WAIVES ANY CLAIM THAT COOK COUNTY, ILLINOIS OR THE NORTHERN DISTRICT OF ILLINOIS IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE.  SHOULD BORROWER, AFTER BEING SO SERVED, FAIL TO APPEAR OR ANSWER TO ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THE NUMBER OF DAYS PRESCRIBED BY LAW AFTER THE MAILING THEREOF, BORROWER SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED BY LENDER AGAINST BORROWER AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS.  THE EXCLUSIVE CHOICE OF FORUM FOR BORROWER SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT BY LENDER OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM OR THE TAKING BY LENDER OF ANY ACTION TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE JURISDICTION, AND BORROWER HEREBY WAIVES THE RIGHT, IF ANY, TO COLLATERALLY ATTACK ANY SUCH JUDGMENT OR ACTION.

12.22
Right of Setoff.  Borrower grants to Lender a contractual security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Borrower’s right, title and interest in and to, Borrower’s accounts with Lender (whether checking, savings, or some other account), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future, excluding however all IRA and Keogh accounts, and all trust accounts for which the grant of a security interest would be prohibited by law.  Borrower authorizes Lender, to the extent permitted by Applicable Laws, to charge or setoff all Obligations against any and all such accounts.

12.23	Times. All references of the time of performance of any obligation of the Borrowers or Guarantor contained herein or in any the Loan Documents shall mean Central Standard Time, Chicago, Illinois.
12.24	Joint and Several Liability. If Borrower consists of more than one Person or Party, the obligations and liabilities of each such Person or Party shall be joint and several with the other Borrowers.
12.25
Continuing Event of Default.  For the avoidance of doubt, and notwithstanding anything in this Agreement or any of the other Loan Documents to the contrary, with respect to any use of the phrases “during the continuance of an Event of Default”, “if an Event of Default has occurred and is continuing,” and similar phrases in this Agreement or any of the other Loan Documents, Lender shall not be obligated to accept any cure of a default following the expiration of the applicable cure period, if any, and if, following an Event of Default, Borrower then proffers a cure of such Event of Default, such Event of Default shall only be considered cured within the timeframe of the applicable cure period provided for under the Loan Documents if Lender, in its sole and absolute discretion, accepts such proffered cure in writing.

12.26
Edward Jones SNDA.  With respect to that portion of the Property located at 1910 W. Robb Ave., Lima, OH, and Edward Jones, which leases space therein, Borrower shall use commercially reasonably efforts to deliver to Lender, within ninety (90) days of the date hereof, a subordination, non-disturbance and attornment agreement in form and substance reasonably acceptable to Lender.

12.27
Ohio Parcels. Notwithstanding anything herein or in the other Loan Documents to the contrary, all representations, warranties, covenants, duties and obligations of SSG Lima herein and under the other Loan Documents shall not (a) pertain to any real property other than the Ohio Land and (b) restrict the use, management or operation by SSG Lima of any real or personal property other than the Ohio Land.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.
BORROWER:

SSG MILLBROOK LLC,
a New York limited liability company
By: /s/ Thomas O'Malley
Name: Thomas O'Malley
Title: Chief Financial Officer and Treasurer
SSG CLINTON LLC,
a New York limited liability company
By: /s/ Thomas O'Malley
Name: Thomas O'Malley
Title: Chief Financial Officer and Treasurer
SSG FISHERS LLC,
a Delaware limited liability company
By: /s/ Thomas O'Malley
Name: Thomas O'Malley
Title: Chief Financial Officer and Treasurer
SSG LIMA LLC,
a Delaware limited liability company
By: /s/ Thomas O'Malley
Name: Thomas O'Malley
Title: Chief Financial Officer and Treasurer
LENDER:
TCF NATIONAL BANK,
a national banking association
By: /s/ Mikal Christopherson
Name:   Mikal Christopherson
Title: Vice President

EXHIBIT A
LEGAL DESCRIPTION
Legal Description of New York Property (including vacant parcel):
TRACT 1:
ALL THAT CERTAIN PLOT, PIECE OR PARCEL OF LAND, SITUATE, LYING AND BEING IN THE TOWN OF WASHINGTON, COUNTY OF DUTCHESS AND STATE OF NEW YORK BOUNDED AND DESCRIBED AS FOLLOWS:
BEGINNING AT AN IRON ROD ON THE SOUTHERLY SIDE OF ROUTE 44, SAID POINT BEING 298.02 FEET WESTERLY FROM THE NORTHWEST CORNER OF LANDS NOW OR FORMERLY GASTON;
RUNNING THENCE SOUTHERLY ALONG THE EASTERLY DIVISION LINE OF THE HEREIN DESCRIBED PARCEL AND THE WESTERLY LINE OF LANDS NOW OR FORMERLY TARRICONE (LIBER 1533 CP 892), SOUTH 7° 30' 00" EAST 115.00 FEET TO A POINT;
THENCE EASTERLY ALONG TARRICONE'S SOUTHERLY DIVISION LINE AND ALONG LANDS NOW OR FORMERLY LONSKE (LIBER 1576 CP 596) NORTH 82° 30' 00" EAST 223.82 FEET TO A POINT MARKING THE EASTERLY DIVISION LINE OF THE HEREIN DESCRIBED PARCEL AND THE WESTERLY LINE OF THE AFOREMENTIONED GASTON;
THENCE ALONG THE SAME, AND ALONG LANDS NOW OR FORMERLY BISHOP (LIBER 1295 CP 560) SOUTH 25° 19' 50" WEST 215.40 FEET TO A POINT MARKING THE SOUTHERLY DIVISION LINE OF THE HEREIN DESCRIBED PARCEL AND THE NORTHERLY AND EASTERLY DIVISION LINE OF LANDS NOW OR FORMERLY CIFERRI REALTY CO., INC. (LIBER 1331 CP 360);
THENCE ALONG THE SAME, SOUTH 82° 30' 00" WEST 258.21 FEET TO A POINT MARKING THE WESTERLY DIVISION LINE OF THE HEREIN DESCRIBED PARCEL;
THENCE ALONG THE SAME, NORTH 7° 30' 00" WEST 296.00 FEET TO A POINT ON THE SOUTHERLY SIDE OF THE AFOREMENTIONED ROUTE 44;
THENCE ALONG THE SAME NORTH 82° 30' 00" EAST 151.18 FEET TO THE POINT OR PLACE OF BEGINNING.
TOGETHER WITH AN EASEMENT AND/OR RIGHT OF WAY FOR THE PURPOSE OF INGRESS AND EGRESS TO ROUTE 44 OVER THE WESTERLY 15 FEET OF A .27 ACRE PARCEL OF LAND ADJOINING THE ABOVE DESCRIBED PARCEL AT THE INTERSECTION OF ITS EASTERLY BOUNDARY WITH ROUTE 44.
ALSO AN EASEMENT OVER THE NORTHERLY 60 FEET OF SAID .27 ACRE PARCEL AS SET FORTH IN LIBER 1344 CP 354.  TOGETHER WITH A RIGHT OF WAY OVER A PARCEL OF LAND .35 ACRE CONVEYED BY CIFERRI REALTY CO., INC. TO PAUL MASSARELLI (LIBER 1367 CP 187).
TRACT 2:
ALL THAT CERTAIN PLOT, PIECE OR PARCEL OF LAND SITUATE, LYING AND BEING IN THE TOWN OF WASHINGTON, COUNTY OF DUTCHESS AND STATE OF NEW YORK, BEING MORE PARTICULARLY BOUNDED AND DESCRIBED AS FOLLOWS:
BEGINNING AT AN IRON PIPE IN THE SOUTHERLY LINE OF U.S. ROUTE 44, STATE HIGHWAY NO. 568, BEING THE NORTHWESTERLY CORNER OF LANDS OF GASTON AND BEING THE NORTHEASTERLY CORNER OF THE HEREIN DESCRIBED PARCEL;
THENCE RUNNING ALONG THE WESTERLY LINE OF LANDS OF SAID GASTON, SOUTH 25° 19' 50" WEST 136.86 FEET TO AN IRON ROD;
THENCE ALONG A NORTHERLY AND EASTERLY LINE OF OTHER LANDS OF CIFFERI REALTY CO., INC., SOUTH 82° 30' 00" WEST 94.87 FEET TO AN IRON ROD AND NORTH 07° 30' 00 WEST 115.00 FEET TO AN IRON ROD IN THE SOUTHERLY LINE OF THE ABOVE MENTIONED U.S. ROUTE 44;
THENCE ALONG THE SOUTHERLY LINE OF SAME NORTH 82° 30' 00" EAST 169.07 FEET TO THE POINT OR PLACE OF BEGINNING.
Property Address: 3814 Route 44, Millbrook, New York - Tract 1
        3826 Route 44, Millbrook, New York - Tract 2
Parcel No.:        135889-6865-00-666482-0000 - Tract 1
            135889-6865-00-680502-0000 - Tract 2

Legal Description of Connecticut Property:
Real property in the Town of Clinton, County of Middlesex, State of Connecticut, described as follows:
All that certain piece or parcel of land together with all buildings and improvements located thereon located on the easterly side of Heritage Park Road in the Town of Clinton, County of Middlesex and State of Connecticut, and being shown and designated as: (Lot 3) Area = 84,222 S.F. + =1.93 AC" + on a map entitled: "Property survey plan Property of Edward H. Skingor, Sr. & Anne Skingor 6 Heritage Park Clinton, Connecticut date: August 21, 2002 Scale: 1"=20' Sheet 1 of 1 Job no. 024649 Revisions: 9-16-02 Angus McDonald Gary Sharpe & Associates, Inc. P.O. Box 608, 233 Boston Post Road Old Saybrook, Connecticut 06475 Tel. (860) 388-4671 Fax (860) 388-3962", which map is on file in the Clinton Town Clerk's office, to which reference may be had. Said property is more particularly bounded and described as follows:
Beginning at a point where the boundary line between Lot 2 and Lot 3, as shown on said map, intersects the easterly line of Heritage Park Road, as shown on said map; thence running N 36° 58' 38" E along said Lot 2, a distance of 129.34 feet to a point; thence running N 50° 41' 48" E along said Lot 2, a distance of 13.01 feet to a point; thence running N 38° 13' 18" E along said Lot 2, a distance of 394.97 feet to a point marked by a Connecticut Highway Department Monument; thence running S 15° 29' 24" E, a distance of 34.27 feet to a point; thence running S 21° 40' 26" E, a distance of 122.15 feet to a point; thence running S 22° 37' 34" E, a distance of 86.43 feet to a point; thence running S 25° 11' 10" E, a distance of 30.00 feet to a point, the last four courses being along land now or formerly of Darren Joseph Maxwell and Lisa Maxwell; thence running S 56° 26' 13" W along Lot 4, as shown on said map, a distance of 440.72 feet to a point; thence running N 40° 56' 19" W, curving to the north along Heritage Park Road in an arc with a radius of 330.00 feet, a central angle of 17° 21' 44" a distance of 100.00 feet to a point and place of beginning.
Common Street Address:   6 Heritage Park Road, Clinton, Connecticut  06413
Tax Parcel Identification Number:  S0529600

Legal Description of Indiana Property:
All that certain lot or parcel of land situate in the County of Hamilton, State of Indiana, and being more particularly described as follows:
Lot 2 in Geist Crossing II Secondary Plat, being a subdivision of part of the Southwest Quarter of Section 12, Township 17 North, Range 5 East, as per the plat thereof recorded February 10, 2009, in Plat Cabinet 4, Slide 520 as Instrument #2009--06144, in the Office of the Recorder of Hamilton County, Indiana, containing 6.932 acres, more or less.
Together with those easements established in that certain Declaration of Easement, Covenants and Restrictions dated August 12, 2004, recorded on August 16, 2004, as Document No. 200400057603, as amended by that certain First Amendment of Declaration of Easements, Covenants and Restrictions dated November 4, 2005, recorded on November 9, 2005, as Document No. 200500073748, and as further amended by that certain Second Amendment to Declaration of Easements, Covenants and Restrictions dated August 30, 2016, recorded September 2, 2016, as Document No. 2016045558.
Together with that certain Non-Exclusive Grant of Water Line Easement to Gray Eagle Development LLP, an Indiana limited liability company and Olio Road Properties, Inc., an Indiana corporation, dated August 11, 2015, and recorded August 12, 2015 as Instrument No. 2015042363, Hamilton County, Indiana records.
The above described tract or parcel of land being the same as that tract or parcel conveyed by Gray Eagle Development LLP to SSG Fishers LLC, a Delaware limited liability company by Special Warranty Deed dated September 26, 2016, recorded on October 7, 2016, as Document No. 2016052769, Hamilton County, Indiana.
Common Street Address: 13942 E. 96th Street, McCordsville, IN 46055.
Parcel Number:  13-15-12-00-00-021.000
State Number:  29-15-12-000-021.000-020

Legal Description of Ohio Property:
The Land referred to herein below is situated in the City of Lima, County of Allen, State of Ohio, and is described as follows:

Parcel 1:

Tract I:

Being a parcel of land situated in the Southwest ¼ of Section 23, Township 3 South, Range 6 East, American Township, Allen County, Ohio, split from Tax Parcel Number 36-2311-01-022.000 conveyed to Norman E. Greber and Shirleen M. Greber by instruments recorded in Volume 588, Page 607, and Volume 743, Page 787, of the Allen County, Ohio, deed records and more particularly described as follows:
Commencing for reference at an uncapped 5/8-inch iron pin found marking the Southeasterly corner of Lot Number 8451 in The Home Acres Suburban Allotment (Plat Book 3, Page 174) –
Thence North 32°-37'-27" East (bearing base) on and along the Easterly line of said Allotment for a distance of 422.97 feet to a 5/8-inch iron pin set on the Easterly line of Lot Number 8455 marking the Principal Point of Beginning for the parcel to be described by this instrument, passing at 216.77 feet a 5/8-inch iron pin set on the Easterly line of Lot Number 8453 –
Thence continuing North 32°-37'-27" East on and along the Easterly line of said Allotment for a distance of 757.52 feet to a point on the Easterly line of Lot Number 8464 and the East line of the Southwest ¼ of Section 23 (witnessed by a 5/8-inch iron pin set South 00°-25'-38" West at a distance of 7.00 feet from said point), passing at 47.07 feet a 5/8-inch iron pin set on the Easterly line of Lot Number 8456; at 117.07 feet a 5/8-inch iron pin set at the Northeasterly corner of said Lot; and at 297.17 feet an uncapped 3/4-inch iron pipe found at the Northeasterly corner of Lot Number 8458-
Thence on and along the East line of said Southwest ¼ with the following two (2) courses:

1) South 00°-25'-38" West for a distance of 85.82 feet to a 5/8- inch iron pin with "R.L.S. #5044" cap found, passing at 7.00 feet a 5/8-inch iron pin set-
2) South 00°-47'-24" West for a distance of 277.79 feet to a 5/8- inch iron pin set -

Thence North 89°-12'-19" West for a distance of 202.74 feet to a 5/8- inch iron pin set -

Thence South 32°-37'-27" West for a distance of 91.50 feet to a 5/8- inch iron pin set -

Thence South 00°-47'-24" West for a distance of 202.26 feet to a 5/8- inch iron pin set –

Thence North 89°-12'-19" West for a distance of 149.11 feet to the point of beginning.
The foregoing description is based on current field surveys performed in June and October, 1998, under the supervision of Ohio Registered Professional Surveyor James D. Sheldon (#4569) and the tract as described contains in all 1.389 acres of land.

Note: All 5/8-inch iron pins set are 5/8" x 30" rebar with yellow "Sheldon E&S Lima, OH" cap.

Tract II:
Being a parcel of land situated in the Southwest ¼ of Section 23, Township 3 South, Range 6 East, American Township, Allen County, Ohio, split from Tax Parcel Number 36-2311-01-022.000 conveyed to Norman E. Greber and Shirleen M. Greber by instruments recorded in Volume 588, Page 607, and Volume 743, Page 787, of the Allen County, Ohio, deed records and more particularly described as follows:

Commencing for reference at an uncapped 5/8-inch iron pin found marking the Southeasterly corner of Lot Number 8451 in The Home Acres Suburban Allotment (Plat Book 3, Page 174) –
Thence North 32°-37'-27" East (bearing base) on and along the Easterly line of said Allotment for a distance of 422.97 feet to a 5/8-inch iron pin set on the Easterly line of Lot Number 8455, passing at 216.77 feet a 5/8-inch iron pin set on the Easterly line of Lot Number 8453 –

Thence South 89°-12'-19" East for a distance of 149.11 feet to a 5/8- inch iron pin set marking the Principal Point of Beginning for the parcel to be described by this instrument –

Thence North 00°-47'-24" East for a distance of 202.26 feet to a 5/8- inch iron pin set -

Thence North 32°-37'-27" East for a distance of 91.50 feet to a 5/8- inch iron pin set -

Thence South 89°-12' -19" East for a distance of 202.74 feet to a 5/8- inch iron pin set on the East line of the Southwest ¼ of Section 23 –

Thence South 00°-47'-24" West on and along the East line of said Southwest ¼ for a distance of 1000.00 feet to an uncapped 5/8-inch iron pin found on the North right of way of Robb Avenue, passing at 141.21 feet an uncapped 5/8-inch iron pin found and at 768.67 feet a 5/8-inch iron pin with "S&A/Lima, OH" cap found -

Thence North 86°-41'-32" West on and along said North right of way for a distance of 251.24 feet to a 5/8-inch iron pin set –
Thence North 00°-47'-24" East for a distance of 708.98 feet to the point of beginning.

The foregoing description is based on current field surveys performed in June and October, 1998, under the supervision of Ohio Registered Professional Surveyor James D. Sheldon (#4569) and the tract as described contains in all 5.687 acres of land.

Note: All iron pins set are 5/8" x 30" rebar with yellow "Sheldon E&S Lima, OH" cap.

Tract III:

Being a parcel of land situated in the Southwest ¼ of Section 23, Township 3 South, Range 6 East, American Township, Allen County, Ohio, split from Tax Parcel Number 36-2311-01-022.000 conveyed to Norman E. Greber and Shirleen M. Greber by instruments recorded in Volume 588, Page 607, and Volume 743, Page 787, of the Allen County, Ohio, deed records and more particularly described as follows:

Commencing for reference at an uncapped 5/8-inch iron pin found marking the Southeasterly corner of Lot Number 8451 in The Home Acres Suburban Allotment (Plat Book 3, Page 174) –

Thence North 32°-37'-27" East (bearing basis) on and along the Easterly line of said Allotment for a distance of 216.77 feet to a 5/8-inch iron pin set on the Easterly line of Lot Number 8453 marking the Principal Point of Beginning for the parcel to be described by this instrument -

Thence continuing North 32°-37'-27" East on and along the Easterly line of said Allotment for a distance of 206.20 feet to a 5/8-inch iron pin set on the Easterly line of Lot Number 8455 -

Thence South 89°-12'-19" East for a distance of 149.11 feet to a 5/8- inch iron pin set –

Thence South 00°-47'-24" West for a distance of 708.98 feet to a 5/8- inch iron pin set on the North right of way of Robb Avenue -

Thence on and along said North right of way with the following two (2) courses:

1) North 86°-41'-32" West for a distance of 11.25 feet to a railroad spike set -

2) North 89°-12'-19" West for a distance of 246.63 feet to a PK nail set –

Thence North 00°-47'-24" East for a distance of 533.30 feet to the point of beginning.

The foregoing description is based on a current field survey performed in June and October, 1998, under the supervision of Ohio Registered Professional Surveyor James D. Sheldon (#4569) and the tract as described contains in all 3.976 acres of land.

Note: All iron pins set are 5/8" x 30" rebar with yellow "Sheldon E&S Lima, OH" cap.

The Property address and tax parcel identification number listed herein are provided solely for informational purposes, without warranty as to accuracy or completeness.

Property Address: 1910-50 W. Robb Ave Lima, OH 45805

Parcel No.: 36-2311-01-022.000

EXHIBIT B
PERMITTED ENCUMBRANCES
1. With respect to the New York Property, the following exceptions as set forth on Schedule B Part I in that certain pro forma title insurance policy, Policy Number NCS-924924NY- CAST, and issued by First American Title Insurance Company: 1-3, and 5 - 10.
2. With respect to the Connecticut Property, the following exceptions as set forth on Schedule B Part I in that certain pro forma title insurance policy, Policy Number 924924CT, and issued by First American Title Insurance Company: 1, 2, and 5 - 6.
3. With respect to the Indiana Property, the following exceptions as set forth on Schedule B Part I in that certain pro forma title insurance policy, Policy Number INFA18-4300KS, and issued by First American Title Insurance Company: 5, 8, 11, 15 - 16, and 18 – 25.

4. With respect to the Ohio Property, the following exceptions as set forth on Schedule B Part I in that certain pro forma title insurance policy, Policy Number OHFA18-4299KS, and issued by First American Title Insurance Company: 7 - 22, and 25.

EXHIBIT C
LOAN DOCUMENTS
The instruments and documents required to be executed, acknowledged (if necessary for recording) and delivered to Lender, in each case in form and content satisfactory to Lender, as conditions precedent to Closing, are as follows:
1. Loan Agreement
2. Promissory Note
3. New York Mortgage
4. Connecticut Mortgage
5. Indiana Mortgage
6. Ohio Mortgage
7. New York ALR
8. Connecticut ALR
9. Indiana ALR
10. Ohio ALR
11. Guaranty of Payment
12. Environmental Indemnity Agreement
13. UCC-1 Financing Statement with respect to SSG Millbrook
14. UCC-1 Financing Statement with respect to SSG Clinton
15. UCC-1 Financing Statement with respect to SSG Fishers
16. UCC-1 Financing Statement with respect to SSG Lima

EXHIBIT D
INSURANCE REQUIREMENTS

STANDARD INSURANCE GUIDELINES

Property or Hazard Coverage (No Construction)

If the collateral involves Real Estate, Property or Hazard Insurance coverage is required.

1. Insurance coverage for all loans must be written by a carrier approved by the Lender with a current A.M. Best's Insurance Guide Rating of at least A- IX (Stable), and authorized to do business in the state in which the property is located.

2. Naming the borrowing entity as the insured.

3. Mortgagee Clause naming Lender as Mortgagee with a 30-day notice to Lender in the event of cancellation, non-renewal or material change.

4. Lender's Loss Payable Endorsement with a Severability of Interest Clause with a 30-day notice to Lender in the event of cancellation, non-renewal or material change.

5. 100% Replacement Cost Endorsement.

6. No Exclusion for Acts of Terrorism.

7. No Coinsurance Clause.

8. Flood Insurance if the property is located in a designated flood plain.

9. Loss of Rents Insurance in an amount of not less than 100% of one year's Rental Value of the Project. "Rental Value" shall include:

   a) The total projected gross rental income from tenant occupancy of the Project as set forth in the Budget,

   b) The amount of all charges which are the legal obligation of tenants and which would otherwise be the obligation of Borrower, and

   c) The fair rental value of any portion of the Project which is occupied by Borrower.

10. One year's business interruption insurance in an amount acceptable to Lender.

11. Ordinance or Law Limitation Coverage.

LIABILITY INSURANCE COVERAGE

The proof of coverage must be provided by an Original (or certified copy) of the Policy or an Original of an ACORD 25 Insurance Certificate with TCF as the certificate holder that outlines coverage and enhancements as follows:

1. Insurance coverage for all loans must be written by a carrier approved by the Lender with a current A.M. Best's Insurance Guide Rating of at least A- IX (Stable), and authorized to do business in the state in which the collateral is located.

2. Naming the borrowing entity as the insured.

3. Providing coverage on an "occurrence" rather than a "claims basis".

4. Combined general liability policy limit acceptable to Lender but at least $1,000,000.00 each occurrence.

5. Umbrella or Excess Liability Policy coverage of at least $2,000,000.

6. The coverages for both general liability and excess liability should cover Bodily Injury, Personal Injury, Property Damage, Contractual, Products and Completed Operations which combined limit may be satisfied by the limit afforded under the Commercial General Liability Policy, or by such Policy in combination with the limits afforded by an Umbrella or Excess Liability Policy (or policies); provided the coverage afforded under any such Umbrella or Excess Liability Policy is at least as broad in all material respects as that afforded by the underlying Commercial General Liability Policy.

7. No Exclusion for Acts of Terrorism.

8. Aggregate limit to apply per location.

9. Borrower's coverage is primary and non-contributory with any insurance or self-insurance carried by Lender.

10. Waiver of Subrogation against any party whose interests are covered in the policy.

11. Copy of the Additional Insured Endorsement naming Lender as an additional insured if possible with a 30-day notice to Lender in the event of cancellation, non-renewal or material change. A Severability of Interests provision should be included.

Additional coverages may be required by the Lender in the event the borrower, type of property or other additional risks such as liquor sales, pools, hot tubs, various entertainment or specialized equipment present additional risks that may need proof of coverage.

EXHIBIT E
FORM OF BORROWER COVENANT COMPLIANCE CERTIFICATE
THIS BORROWER COVENANT COMPLIANCE CERTIFICATE (this “Certificate”) is executed and delivered pursuant to and in accordance with Section 7.5(e) of that certain Revolving Credit Loan Agreement (as amended, modified, extended or restated from time to time, the “Loan Agreement”) dated as of ___________________, 20______ between SSG MILLBROOK LLC, a New York limited liability company (“SSG Millbrook”), SSG CLINTON LLC, a New York limited liability company (“SSG Clinton”), SSG FISHERS LLC, a Delaware limited liability company (“SSG Fishers”), and SSG LIMA LLC, a Delaware limited liability company (“SSG Lima”) (SSG Millbrook, SSG Clinton, SSG Fishers, and SSG Lima are individually, collectively, jointly and severally and together with each of their permitted successors and assigns referred to herein as the “Borrower”) and TCF NATIONAL BANK, a national banking association (the “Lender”).  All capitalized terms used in this Certificate, if not otherwise defined herein, shall have the respective meanings assigned to such terms under the Loan Agreement.
The undersigned hereby represents and warrants to Lender as follows:
1. Authority.  The undersigned is a duly authorized officer of Borrower.
2. Review.  The undersigned has reviewed (a) the activities of Borrower during the calendar period ending __________________, 20______ (the “Subject Fiscal Period”), (b) the financial condition of Borrower as of the last day of the Subject Fiscal Period, and (c) the Loan Agreement and all of the other documents, instruments and agreements executed by Borrower in connection with the Loan Agreement (collectively, the “Loan Documents”).
3. Compliance.  Based upon my review of the financial condition of Borrower, the Loan Documents, and the other information and documents described in Paragraph 2 above, (a) Borrower has observed, performed and fulfilled the obligations and covenants, and Borrower and the Property each is in full and complete compliance with the requirements, contained in the Loan Agreement and the other Loan Documents, and (b) as of the end of the Subject Fiscal Period and of the date hereof, no Default or Event of Default has occurred.
4. Financial Statements.  The financial statements of the Borrower delivered herewith (i) were prepared in accordance with GAAP applied on a consistent basis or in accordance with such other principles or methods as are reasonably acceptable to Lender, (ii) fairly present Borrower’s financial condition, (iii) show all material liabilities, direct and contingent, (iv) fairly present the results of Borrower’s operations, and (v) disclose the existence of any hedge and/or off-balance sheet transactions.
5. Financial Condition.  The financial information of Borrower that the undersigned has attached hereto as Schedule 1 demonstrates Borrower’s compliance with the financial covenants set forth in Section 8.9 of the Loan Agreement.  All of such financial information is true and correct as of the last day of the Subject Fiscal Period (unless another date or a specific time period is stated).

Dated:  _____________________, 20____

By:
Name:
Title:

SCHEDULE 1 TO BORROWER COVENANT COMPLIANCE CERTIFICATE
ACTUAL DEBT SERVICE COVERAGE RATIO (SECTION 8.9):
1.	NOI: $__________________
(a)	Operating Revenues: $_________________
(b)	Operating Expenses: $________________
2.	Applied Debt Service: $________________
3.	Debt Service Coverage Ratio: ________ to 1.00

All information required in support of such calculation is attached hereto.

EXHIBIT F
FORM OF GUARANTOR COVENANT COMPLIANCE CERTIFICATE
THIS GUARANTOR COVENANT COMPLIANCE CERTIFICATE (this “Certificate”) is executed and delivered pursuant to and in accordance with (a) Section 7.5(e) of that certain Loan Agreement (as amended, modified, extended or restated from time to time, the “Loan Agreement”) dated as of December 20, 2018 between SSG MILLBROOK LLC, a New York limited liability company (“SSG Millbrook”), SSG CLINTON LLC, a New York limited liability company (“SSG Clinton”), SSG FISHERS LLC, a Delaware Indiana limited liability company (“SSG Fishers”), and SSG LIMA LLC, a Delaware limited liability company (“SSG Lima”) (SSG Millbrook, SSG Clinton, SSG Fishers, and SSG Lima are individually, collectively, jointly and severally and together with each of their permitted successors and assigns referred to herein as the “Borrower”), and TCF NATIONAL BANK, a national banking association (“Lender”), and (b) that certain Guaranty of Payment dated as of December 20, 2018 by Guarantor in favor of Lender (the “Guaranty”).  All capitalized terms used in this Certificate, if not otherwise defined herein, shall have the respective meanings assigned to such terms in the Guaranty.
The undersigned hereby represents and warrants to Lender as follows:
1. Authority.  The undersigned is a duly authorized officer of the Guarantor.
2. Review.  The undersigned has reviewed (a) the financial condition of Borrower and Guarantor during the calendar period ending December 31, 20__ (the “Subject Fiscal Period”), and (b) the Guaranties, the Loan Agreement, and the other Loan Documents.
3. Financial Statements.  The financial statements of each Guarantor (1) were prepared in accordance with GAAP applied on a consistent basis or in accordance with such other principles or methods as are reasonably acceptable to Lender, (2) fairly present such Guarantor’s financial condition, (3) show all material liabilities, direct and contingent, (4) fairly present the results of such Guarantor’s operations, and (5) disclose the existence of any hedge and/or off-balance sheet transactions.  All of such financial information is true and correct as of the last day of the Subject Fiscal Period (unless another date or a specific time period is stated).
4. Compliance.  Based upon my review of the financial condition of the Guarantor, the Loan Agreement, Guaranties and other Loan Documents, and the other information and documents described in Paragraph 2 above, Guarantor has observed, performed and fulfilled the obligations and covenants of Guarantor contained in the Guaranties, the Loan Agreement and the other Loan Documents through the date hereof, and Guarantor is in compliance with Guarantor’s Financial Covenants set forth in the Loan Agreement and the Guaranties with respect to the Subject Fiscal Period, including, but not limited to, the following:
(a)	the Guarantor owns solely in its own name Liquid Assets having a value of not less than $1,000,000.00, determined annually on December 31;
(b)	the Guarantor maintains a Total Liabilities to Total Equity Ratio of not greater than 1.00 to 1.00, determined annually on December 31; and
(c)	the Guarantor maintains an Interest Coverage Ratio of not less than 1.75 to 1.00, determined annually on December 31.
All information required in support of such calculation is attached hereto.

Dated:  _____________________, 20____

By:
Name:
Title:

EXHIBIT G
INTENTIONALLY OMITTED

EXHIBIT H
ORGANIZATIONAL CHART

Global Self Storage, Inc.
(100% Owner and Sole Member of Subsidiaries)
SSG Millbrook LLC
(100% Owner of Property)
SSG Clinton LLC
(100% Owner of Property)
SSG Fishers LLC
(100% Owner of Property)
SSG Lima LLC
(100% Owner of Property)
3814 and 3826 Route 44, Millbrook, New York 12545
6 Heritage Park Road, Clinton, Connecticut 06413
13942 East 96th Street, McCordsville, Indiana 46055
1910 West Robb Avenue, Lima, Ohio 45805

EXHIBIT I
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EXHIBIT J
INTENTIONALLY OMITTED

EXHIBIT K
FORM OF DISBURSEMENT REQUEST
Disbursement Request and
Disbursement Request Certification
_______________________________________________ (“Borrower”), hereby certifies as follows (all terms herein having the meanings set forth in the Revolving Credit Loan Agreement (“Loan Agreement”) dated December 20, 2018 between Borrower and TCF National Bank (“Lender”)):
(a) At the date hereof no suit or proceeding at law or in equity, and no notice has been received that any investigation or proceeding of any governmental body has been instituted or, to the knowledge of Borrower, is threatened, which in either case could have a material adverse effect on the financial condition or business operations of Borrower.
(b) As of the date hereof no Event of Default exists.
(c) The representations and warranties set forth in Section 5 of the Loan Agreement are hereby reaffirmed and restated, and Borrower represents and warrants to Lender that the same are true, correct and complete on the date hereof.
(d) No material adverse change has occurred in the financial condition or in the assets or liabilities of Borrower from those set forth in the latest financial statements for each furnished to Lender.
(e) With respect only to draws pursuant to Section 2.10(a)(ii), the labor, materials, equipment, work, services and supplies described herein have been performed upon or furnished to the Property in full accordance with the terms of the Lease, which have not been amended except as expressly permitted by the Loan Agreement.
(g) With respect only to draws pursuant to Section 2.10(a)(ii), all bills for labor, materials, equipment, work, services and supplies furnished in connection with the Property, which could give rise to a mechanic's lien if unpaid, have been paid, will be paid out of the requested advance or are not yet due and payable.
(h) With respect only to draws pursuant to Section 2.10(a)(ii), all claims for mechanics' liens which shall have arisen or could arise for labor, materials, equipment, work, services or supplies furnished in connection with the Property through the last day of the period covered by the requested advance have been effectively waived in writing, or will be effectively waived in writing when payment is made, and shall be delivered to Lender or its disbursing agent prior to the next advance, or sooner as may be requested by the Title Company or Lender.
(i) All funds advanced under the Loan Agreement to date have been utilized as specified in the Disbursement Requests pursuant to which the same were advanced, and if applicable, to pay costs incurred for or in connection with constructing and developing the Land and the Property, and Borrower represents that no part of the Loan Proceeds have been paid for labor, materials, equipment, work, services or supplies incorporated into or employed in connection with any project other than the Property.  Borrower further represents that, for draw requests pursuant to Section 2.10(a)(ii), all funds covered by this Disbursement Request are for payment for labor, materials, equipment, work, services or supplies furnished solely in connection with said Property.
Borrower authorized and requests Lender to charge the total amount of this Disbursement Request against Borrower's Loan account and to advance from the proceeds of the Loan the funds hereby requested, and to make or authorize disbursement of said funds to the Title Company for disbursement to Borrower in amounts up to, but no exceeding, the amounts listed herein, subject to the requirements of and in accordance with the procedures provided in the Loan Agreement and/or any separate disbursing agreement relating to the Loan. The advance made pursuant to this Disbursement Request is acknowledged to be an accommodation to Borrower and is not a waiver by Lender of any defaults or events of default under the Loan Documents or any other claims of Lender against Borrower.
The advances and disbursements in the amount of $ _____________________ as set forth on the attached Disbursement Request Form(s) are hereby approved and authorized.
Dated this ____________ day of __________________, 20____.
____________________________________
(Borrower Signature Block)

EXHIBIT L
INTENTIONALLY OMITTED

EXHIBIT M
INTENTIONALLY OMITTED